EXECUTION COPY

UNITED RENTALS (NORTH AMERICA), INC.

as Issuer

and

UNITED RENTALS, INC.

as Guarantor

and

THE BANK OF NEW YORK

as Trustee

Indenture

Dated as of October 31, 2003

$125,000,000

1 7/8% Convertible Senior Subordinated Notes due October 15, 2023

CROSS REFERENCE TABLE1

Trust Indenture Act Selection	Indenture Section
310(a)(1)	6.09
310(a)(2)	6.09
310(a)(3)	N.A.[2]
310(a)(4)	N.A.
310(a)(5)	N.A.
310(b)	6.08; 6.10
310(c)	N.A.
311(a)	6.13
311(b)	6.13
311(c)	N.A.
312(a)	7.01; 7.02
312(b)	7.02
312(c)	7.02
313(a)	7.03
313(b)	7.03
313(c)	1.06
313(d)	7.03
314(a)	7.04
314(b)	N.A.
314(c)(1)	1.02
314(c)(2)	1.02
314(c)(3)	N.A.
314(d)	N.A.
314(e)	1.02
314(f)	N.A.
315(a)	6.01
315(b)	6.02
315(c)	6.01
315(d)	6.01
315(e)	5.14
316(a)(1)(A)	5.12
316(a)(1)(B)	5.13
316(a)(2)	N.A.
316(a)(last sentence)	1.01[3]

[1]	Note: This Cross Reference Table shall not, for any purpose, be deemed part of this Indenture.

[2]	Note Applicable.

[3]	Definition of “Outstanding.”

316(b)	5.07; 5.08
316(c)	1.04
317(a)(1)	5.03
317(a)(2)	5.04
317(b)	10.03
318(a)	1.07

i

v

INDENTURE, dated as of October 31, 2003, among UNITED RENTALS (NORTH AMERICA), INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), having its principal office at Five Greenwich Office Park, Greenwich, Connecticut 06830, UNITED RENTALS, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called “Holdings”) and THE BANK OF NEW YORK, a New York banking corporation, having its principal corporate trust office at 101 Barclay Street, New York, New York 10286, as trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the creation of an issue of 1 7/8% Convertible Senior Subordinated Notes due October 15, 2023 of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

Holdings desires to make the Guarantee provided herein and has duly authorized the execution and delivery of this Indenture.

All things necessary to make the Securities, when executed by the Company, authenticated and delivered hereunder and duly issued by the Company, and the Guarantee, when executed and delivered hereunder by Holdings, the valid obligations of the Company and Holdings, and to make this Indenture a valid agreement of the Company and Holdings, in accordance with their and its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders (as defined herein) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE I

Definitions and Other Provisions

of General Application

SECTION 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (whether or not such is indicated herein);

(4) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this Indenture;

(5) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(6) each reference herein to a rule or form of the Commission shall mean such rule or form and any rule or form successor thereto, in each case as amended from time to time;

(7) “or” is not exclusive;

(8) “including” means including without limitation;

(9) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(10) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(11) all references to any amount of interest or any other amount payable on or with respect to any of the Securities shall be deemed to include payment of any Additional Interest pursuant to the Registration Rights Agreement; and

(12) all references to the date the Securities were originally issued shall refer to the Issue Date, except as otherwise specified.

Whenever this Indenture requires that a particular ratio or amount be calculated with respect to a specified period after giving effect to certain transactions or events on a pro forma basis, such calculation shall be made as if the transactions or events occurred on the first day of such period, unless otherwise specified.

“8.80% Indenture” means the indenture under which the 8.80% Notes were issued.

“8.80% Notes” means the $205 million aggregate principal amount of 8.80% Senior Subordinated Notes due 2008 issued by the Company under the indenture, dated as of August 12, 1998, as supplemented on January 27, 2003, among the Company, as issuer, certain of its United States subsidiaries, as guarantors, and State Street Bank and Trust Company, as trustee.

“9% Indenture” means the indenture under which the 9% Notes were issued.

“9% Notes” means the $250 million aggregate principal amount of 9% Senior Subordinated Notes due 2009 issued by the Company under the indenture dated as of March 23,

1999, as supplemented on January 27, 2003, among the Company, as issuer, certain of its United States subsidiaries, as guarantors, and The Bank of New York, as trustee.

“9¼% Indenture” means the indenture under which the 9¼% Notes were issued.

“9¼% Notes” means the $300 million aggregate principal amount of 9¼% Senior Subordinated Notes due 2009 issued by the Company under the indenture, dated as of December 15, 1998, as supplemented on January 27, 2003, among the Company, as issuer, certain of its United States subsidiaries, as guarantors, and State Street Bank and Trust Company, as trustee.

“9½% Indenture” means the indenture under which the 9½% Notes were issued.

“9½% Notes” means the $200 million aggregate principal amount of 9½% Senior Subordinated Notes due 2008 issued by the Company under the indenture, dated as of May 22, 1998, as supplemented on January 27, 2003, among the Company, as issuer, certain of its United States subsidiaries, as guarantors, and State Street Bank and Trust Company, as trustee.

“10¾% Indenture” means the indenture under which the 10¾% Notes were issued.

“10¾% Notes” means the $650 million aggregate principal amount of 10¾% Senior Notes due 2008 issued by the Company under the indenture, dated as of April 20, 2001, as supplemented on January 27, 2003, among the Company, as issuer, Holdings and certain of the Company’s United States subsidiaries, as guarantors, and The Bank of New York, as trustee.

“2002 10¾% Indenture” means the indenture under which the 2002 10¾% Notes were issued.

“2002 10¾% Notes” means the $210 million aggregate principal amount of 10¾% Senior Notes due 2008 issued by the Company under the indenture, dated as of December 24, 2002, as supplemented on January 27, 2003, among the Company, as issuer, Holdings and certain of the Company’s United States subsidiaries, as guarantors, and The Bank of New York, as trustee.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Interest” has the meaning specified in Section 5 of the Registration Rights Agreement. All references herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable as of such date as provided in the Registration Rights Agreement.

“Affiliate” means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (ii) any other Person that owns, directly or indirectly, 10% or more of such specified Person’s Capital Stock, or (iii) any officer or director of (A) any such specified Person, (B) any Subsidiary of such specified Person or (C) any Person described in clauses (i) or (ii) above.

“Agent Member” means any member of, or participant in, the Depositary.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary, in each case to the extent applicable to such transaction and as in effect from time to time.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 hereof to act on behalf of the Trustee to authenticate Securities.

“Board of Directors” means the board of directors of a corporation or its equivalent, including managers of a limited liability company, general partners of a partnership or trustees of a business trust, or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of a corporation to have been duly adopted by the Board of Directors of such corporation and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law or executive order to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock or equity participations, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock and, including, without limitation, with respect to partnerships, limited liability companies or business trusts, ownership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnerships, limited liability companies or business trusts.

“Capitalized Lease Obligation” means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

“Closing Price” on any Trading Day with respect to the per share price of Common Stock means the last reported sales price regular way or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way, in either case on The New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on The New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any

New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the Trustee.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock, par value $.01 per share, of Holdings authorized at the date of this instrument as originally executed or as such stock may be constituted from time to time. Subject to the provisions of Section 15.11, shares issuable on conversion of Securities shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Securities shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Order” or “Company Request” means a written order or request signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its Chief Financial Officer, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee or Paying Agent, as applicable.

“Constituent Person” has the meaning specified in Section 15.11.

“Conversion Agent” means any Person authorized by the Company to convert Securities in accordance with Article XV. The Company has initially appointed the Trustee as its Conversion Agent pursuant to Section 10.02.

“Conversion Date” means the date on which a Holder delivers its Securities and a duly signed and completed conversion notice pursuant to this Indenture.

“Conversion Price” means an amount equal to $1,000 divided by the Conversion Rate (rounded to the nearest $0.01).

“Conversion Rate” has the meaning specified in Section 15.01(c).

“Conversion Value” has the meaning specified in Section 15.01(b).

“control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its principal corporate trust business shall be administered, which address as of the date of this Indenture is located at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“corporation” means (except in the definition of “Subsidiary”) a corporation, association, company, joint stock company or business trust.

“Credit Agreement” means the Amended and Restated Credit Agreement by and among Holdings, the Company, certain Canadian subsidiaries, the lenders referred to therein, JPMorgan Chase Bank, as Administrative Agent, J.P. Morgan Bank Canada, as Canadian Administrative Agent, and Bank of America, N.A., as Syndication Agent, together with the related documents thereto (including the term loans and revolving loans thereunder, any guarantees and any security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related documents) governing Indebtedness incurred to refinance or replace, in whole or in part, the borrowings and commitments at any time outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders and whether to the same borrower or different borrowers.

“Current Market Price “ has the meaning specified in Section 15.04(c).

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 3.07.

“Depositary” means, with respect to any Securities (including any Global Securities), a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Securities (or any successor securities clearing agency so registered).

“Designated Senior Indebtedness” means (i) all Indebtedness under the Credit Agreement (including Holdings’ guarantee of such Indebtedness) and (ii) any other issue of Senior Indebtedness which (a) at the time of the determination is equal to or greater than $25 million in aggregate principal amount and (b) is specifically designated by the Company or Holdings, as applicable, in the instrument evidencing such Senior Indebtedness as “Designated Senior Indebtedness.”

“Distribution Notice” has the meaning specified in Section 15.01(a).

“DTC” means The Depository Trust Company, a New York corporation.

“Event of Default” has the meaning specified in Section 5.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any asset, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company in good faith.

“Federal Bankruptcy Code” means Title 11, U.S. Code.

“Fundamental Change” means the occurrence of any of the following events: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Permitted Holder, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Company or Holdings; provided, however, that a “Fundamental Change” with respect to the Company shall not be deemed to have occurred under this subclause (a) unless the Permitted Holder does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company; (b) the Company or Holdings consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company (or Holdings), in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company or Holdings is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company or Holdings is converted into or exchanged for Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation and (ii) immediately after such transaction no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), excluding the Permitted Holder, is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation; (c) during any consecutive two year period, individuals who at the beginning of such period constituted the Board of Directors of the Company or Holdings (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company or Holdings was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company or Holdings then in office; (d) the Company or Holdings is liquidated or dissolved or adopts a plan of liquidation; or (e) the Common Stock of Holdings (or any successor entity thereto) is no longer traded on a national securities exchange in the United States or approved for trading on the Nasdaq National Market.

Provided, however, that a Fundamental Change shall not be deemed to have occurred if: (a) the Closing Price of the Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the Fundamental Change and the public announcement of the Fundamental Change, in the case of a Fundamental Change relating to an acquisition of Capital Stock, or the period of 10 consecutive Trading Days ending immediately before the Fundamental Change, in the case of a Fundamental Change relating to a proxy contest, merger, consolidation or asset sale, shall, in the case of each of such five Trading Days, equal or exceed 105% of the Conversion Price of the Securities in effect on each of such five Trading Days; or (b) all of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger or consolidation otherwise constituting a Fundamental Change, consists of shares of common stock, depository receipts or other certificates representing common equity interests traded on a national securities exchange or quoted on the Nasdaq National Market (or will be so traded or quoted immediately following such merger or consolidation) and as a result of such merger or consolidation the Securities become convertible solely into such common stock, depository receipts or other certificates representing common equity interests.

“Fundamental Change Date” has the meaning specified in Section 10.06.

“Fundamental Change Offer” has the meaning specified in Section 10.06.

“Fundamental Change Offer Notice” has the meaning specified in Section 10.06.

“Fundamental Change Purchase Date” has the meaning specified in Section 10.06.

“Fundamental Change Purchase Price” has the meaning specified in Section 10.06.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable at the Issue Date.

“Global Security” means a Security that is registered in the Security Register in the name of the Depositary or a nominee thereof.

“guarantee” means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts available to be drawn down under letters of credit of another Person. The term “guarantee” used as a verb has a corresponding meaning. The term “guarantor” shall mean any Person providing a guarantee of any obligation.

“Guarantee” means the guarantee of the Securities by Holdings pursuant hereto.

“Guarantee Obligations” has the meaning specified in Section 13.01.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Holdings” means the Person named as “Holdings” in the first paragraph of this instrument.

“Indebtedness” means, with respect to any Person, without duplication, (a) all liabilities of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit, banker’s acceptance or other similar credit transaction, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such Person, (e) all Indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (f) all guarantees of Indebtedness referred to in this definition by such Person, (g) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends, (h) all obligations under or in respect of Interest Rate Protection Obligations of such Person, and (i) any amendment, supplement, modification, deferral, renewal, extension, refinancing or refunding of any liability of the types referred to in clauses (a) through (h) above; provided, however, that Indebtedness shall not include (x) any holdback or escrow of the purchase price of property, services, businesses or assets or (y) any contingent payment obligations incurred in connection with the acquisition of assets or businesses, which are contingent on the performance of the assets or businesses so acquired. For purposes hereof, the “maximum fixed repurchase price” of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant hereto, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be approved in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock. In the case of Indebtedness of other Persons, the payment of which is secured by a Lien on property owned by a Person as referred to in clause (e) above, the amount of the Indebtedness of such Person attributable to such Lien at any date shall be the lesser of the Fair Market Value at such date of any asset subject to such Lien and the amount of the Indebtedness secured.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

“Initial Purchaser Option” has the meaning specified in Section 3.01 hereof.

“Initial Purchasers” means Goldman, Sachs & Co. and Banc of America Securities LLC, as initial purchasers pursuant to the Purchase Agreement.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities.

“Interest Rate Protection Agreement” means, with respect to any Person, any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Interest Rate Protection Obligations” means the obligations of any Person pursuant to any Interest Rate Protection Agreements.

“Issue Date” means October 31, 2003.

“Lien” means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

“Maturity Date” means October 15, 2023.

“Merger Notice” has the meaning specified in Section 15.01(a).

“The Nasdaq National Market” means the Nasdaq Stock Market National Market or its successor.

“Non-electing Share” has the meaning specified in Section 15.11.

“Non-Global Security” means any Security issued under the conditions set forth in Section 3.12.

“Non-payment Default” has the meaning specified in Section 14.03.

“Notice of Default” means a written notice of the kind specified in Section 5.02.

“Notice of Purchase” has the meaning specified in Section 12.02.

“Notice of Withdrawal” has the meaning specified in Section 12.03.

“Offering Circular” means the Offering Circular dated October 28, 2003 pursuant to which the Securities were offered, and any supplement thereto.

“Officer’s Certificate” means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President, the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officer’s Certificate given pursuant to Section 10.07 shall be the principal executive, financial or accounting officer of the Company.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company, and who shall be reasonably acceptable to the Trustee.

“Other Indentures” means the 8.80% Indenture, the 9% Indenture, the 9¼% Indenture, the 9½% Indenture, the 10¾% Indenture and the 2002 10¾% Indenture or any other Indenture pursuant to which the Company or Holdings hereafter issues or guarantees senior or subordinated notes or other securities.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided, however, that, if such securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; provided further, that the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to Article XIV;

(iii) Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and

(iv) Securities converted into Common Stock pursuant to Article XV;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding (it being understood that Securities to be acquired by the Company pursuant to an offer to purchase shall not be deemed to be owned by the Company until legal title to such Securities passes to the Company), except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company. The Company has initially appointed the Trustee as its Paying Agent pursuant to Section 10.02 hereof.

“Payment Blockage Period” has the meaning specified in Section 14.03.

“Permitted Holder” means, with respect to the Company only, Holdings.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Conversion” has the meaning specified in Section 3.01.

“principal” of a Security means the principal of the Security plus the premium, if any, payable on that Security which is due or overdue or is to become due at the relevant time.

“Purchase Agreement” means the Purchase Agreement, dated October 28, 2003, between the Company, Holdings and Goldman, Sachs & Co., as representative of the Initial Purchasers.

“Purchase Date” has the meaning specified in Section 12.01.

“Purchase Notice” has the meaning specified in Section 12.01.

“Purchase Price” has the meaning specified in Section 12.01.

“Purchased Shares” has the meaning specified in Section 15.04(a).

“Qualified Equity Interest” in a Person means any interest in Capital Stock of such Person, other than Redeemable Capital Stock.

“Qualified Institutional Buyer” has the meaning specified in Rule 144A.

“Record Date” means any Regular Record Date or Special Record Date.

“Record Date Period” means the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date.

“Record Expiration Date” has the meaning specified in Section 1.04.

“Redeemable Capital Stock” means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Maturity Date or is redeemable at the option of the holder thereof at any time prior to the Maturity Date, or is convertible into or exchangeable for debt securities at any time prior to the Maturity Date; provided, however, that Capital Stock will not constitute Redeemable Capital Stock solely because the holders thereof have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a “change of control” or an “asset sale”.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Registrable Securities” has the meaning set forth in the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, by and among the Company, Holdings and Goldman, Sachs & Co., as representative of the Initial Purchasers.

“Regular Record Date” for the interest payable on any Interest Payment Date means the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Required Filing Dates” has the meaning specified in Section 10.08.

“Responsible Officer”, when used with respect to the Trustee, means any officer within the Corporate Trust Office, including any vice president, any assistant vice president, any assistant secretary, any assistant treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Global Security” has the meaning specified in Section 2.01.

“Restricted Non-Global Security” means any Non-Global Security bearing the Restricted Securities Legend.

“Restricted Securities” means all Securities required pursuant to Section 3.05(c) to bear any Restricted Securities Legend. Such term includes the Restricted Global Security.

“Restricted Securities Legend” means, collectively, the legends substantially in the forms of the legends required in the form of Security set forth in Section 2.02 to be placed upon each Restricted Security.

“Rights” means any common stock or preferred stock purchase right, as the case may be, that all shares of Common Stock are entitled to receive under a Rights Plan.

“Rights Plan” shall mean a preferred shares rights plan or any similar plan adopted by Holdings.

“Rule 144” means Rule 144 under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Securities” means the securities issued under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“Senior Indebtedness” means with respect to any Person:

(1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter created, incurred or assumed; and

(2) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of such person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such obligations are subordinate or pari passu in right of payment to the Securities or the Guarantee of such Person, as the case may be.

Without limiting the generality of the foregoing, (w) “Senior Indebtedness” shall include the principal of, premium, if any, and interest on all obligations of every nature of any Person from time to time owed to the lenders under the Credit Agreement, including, without limitation, principal of and interest on, any loans and letter of credit disbursements outstanding, and all fees, indemnities and expenses payable, under the Credit Agreement, (x) ”Senior Indebtedness” shall include the principal of, premium, if any, and interest on all Indebtedness owed to the holders of the 10¾% Notes and the 2002 10¾% Notes under the indentures for those notes (including with respect to the guarantee of Holdings thereunder) and (y) in the case of Designated Senior Indebtedness, “Senior Indebtedness” shall include interest accruing thereon subsequent to the occurrence of any Event of Default specified in Sections 5.01(8) or (9) relating to the Company, whether or not the claim for such interest is allowed under any applicable Bankruptcy Code.

Notwithstanding the foregoing, “Senior Indebtedness” shall not include:

(a) Indebtedness evidenced by the Securities and the Guarantee of the Securities by Holdings;

(b) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) that is expressly subordinate or junior in any respect to any other Indebtedness or other obligation of such Person, including the 9% Notes, the 9¼% Notes, the 9½% Notes, the 8.80% Notes and the respective guarantees thereof;

(c) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of the Federal Bankruptcy Code, is without recourse to such Person;

(d) Indebtedness which is represented by Redeemable Capital Stock;

(e) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

(f) Indebtedness of or amounts owed by such Person for compensation to employees or for services rendered to such Person;

(g) any liability for federal, state, local or other taxes owed or owing by such Person;

(h) Indebtedness of such Person to a Subsidiary or any other Affiliate or any of such Affiliate’s Subsidiaries;

(i) that portion of any Indebtedness which is incurred in violation of this Indenture; and

(j) amounts owing under leases.

“Shelf Registration Statement” has the meaning specified in Section 2.02.

“Significant Subsidiary” of any Person means a Subsidiary of such Person which (i) is a “restricted subsidiary” under any of the Other Indentures and (ii) would be a significant subsidiary of such Person as determined in accordance with the definition in Rule 1-02(w) of Article 1 of Regulation S-X promulgated by the Commission and as in effect on the Issue Date.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

“Spin-off” has the meaning specified in Section 15.04(a).

“Stated Maturity” means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

“Subordinated Indebtedness” means, with respect to a Person, Indebtedness of such Person (whether outstanding on the Issue Date or thereafter incurred) which is subordinate or junior in right of payment to the Securities or a Guarantee of such Person, as the case may be, pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any Person, (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof and (ii) any other Person (other than a corporation), including, without limitation, a partnership, limited liability company, business trust or joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions). For purposes of this definition, any directors’ qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

“Subsidiary Closing Price” on any Trading Day, with respect to the per share price of securities of a Subsidiary distributed in a Spin-off, means the last reported sales price regular way or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way, in either case on The New York Stock Exchange or, if such securities are not listed or admitted to trading on The New York Stock Exchange, on the principal national securities exchange on which the securities are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if such securities are not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the Trustee.

“Successor Security” of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Surrender Certificate” means a certificate substantially in the form set forth in Exhibit B.

“Tender Offer Expiration Date” has the meaning specified in Section 15.04(a).

“Tender Offer Expiration Time” has the meaning specified in Section 15.04(a).

“Trading Day” means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

“Trading Price” has the meaning specified in Section 15.01(b).

“Trigger Event” has the meaning specified in Section 15.12.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

“Unrestricted Securities Certificate” means a certificate substantially in the form set forth in Exhibit A.

SECTION 1.02. Compliance Certificates and Opinion. Upon any application or request by the Company or Holdings to the Trustee to take any action under any provision of this Indenture, the Company or Holdings shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officer’s Certificate, if to be given by an officer of the Company or Holdings, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company or Holdings may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or Holdings stating that the information with respect to such factual matters is in the possession of the Company or Holdings, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.04. Acts of Holders; Record Dates. Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company or Holdings, as applicable. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Securities shall be proved exclusively by the Security Register for all purposes.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or Holdings in reliance thereon, whether or not notation of such action is made upon such Security.

The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders of Securities, provided, however, that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided, however, that no such action shall be effective hereunder unless taken on or prior to the applicable Record Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), nor shall anything in this paragraph be construed to render ineffective any action taken pursuant to or in accordance with any other provision of this Indenture by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Record Expiration Date to be given to the Trustee in writing and to each Holder of Securities in the manner set forth in Section 1.06.

The Trustee may but need not set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.02, (iii) any request to institute proceedings referred to in Section 5.07(ii) or (iv) any direction referred to in Section 5.12. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided, however, that no such action shall be effective hereunder unless taken on or prior to the applicable Record Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action (whereupon the record date previously set shall automatically and without any action by any Person be cancelled and of no effect), nor shall anything in this paragraph be construed to render ineffective any action taken pursuant to or in accordance with any other provision of this Indenture by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the matter(s) to be submitted for potential action by Holders and the applicable Record Expiration Date to be given to the Company in writing and to each Holder of Securities in the manner set forth in Section 1.06.

With respect to any record date set pursuant to this Section, the party hereto that sets such record date may designate any day as the “Record Expiration Date” and from time to time may change the Record Expiration Date to any earlier or later day, provided, however, that no such change shall be effective unless notice of the proposed new Record Expiration Date is given to the other party hereto in writing, and to each Holder of Securities in the manner set forth in Section 1.06, on or before the existing Record Expiration Date. If a Record Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Record Expiration Date with respect thereto, subject to its right to change the Record Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Record Expiration Date shall be later than the 180th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 1.05. Notices to Trustee, the Company or Holdings. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(i) the Trustee by any Holder or by the Company or Holdings shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and mailed, first-class postage prepaid, to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration,

(ii) the Company or Holdings by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company or Holdings addressed to it at the address of the Company’s principal office specified in the first paragraph of this instrument, or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 1.06. Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail or receive such notice, nor any defect in any such notice, to any particular Holder shall affect the sufficiency or validity of such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Where this Indenture provides for notice to the administrative agent under the Credit Agreement of any event by the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, at its address as provided by the Company, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

SECTION 1.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be part of and govern this Indenture, such provision of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, such provision shall be deemed to be so modified or excluded, as the case may be.

SECTION 1.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.09. Successors and Assigns. Without limiting Article VIII hereof, all covenants and agreements in this Indenture by each of the Company or Holdings shall bind their respective successors and assigns, whether so expressed or not.

SECTION 1.10. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.11. Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.12. Governing Law. This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

SECTION 1.13. Legal Holidays. In any case where any Interest Payment Date, Redemption Date, Purchase Date, Fundamental Change Purchase Date or Stated Maturity of any Security, or the last day on which a Holder of a Security has the right to convert such Security, shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities), payment of interest or principal (and premium, if any) with respect to, or delivery for conversion of, such Security need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect (including with respect to the accrual of interest) as if made on the Interest Payment Date, Redemption Date, Purchase Date, Fundamental Change Purchase Date, or at the Stated Maturity or by such last day for conversion.

ARTICLE II

Security Forms

SECTION 2.01. Forms Generally. The Securities shall be in substantially the form set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, the rules of the Depositary, the Code, or as may, consistent herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof.

The Trustee’s certificates of authentication shall be in substantially the form set forth in Section 2.03. Conversion notices shall be in substantially the form set forth in Section 2.04. Repurchase notices shall be substantially in the form set forth in Section 2.02.

The Securities shall be printed, lithographed, typewritten or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any automated quotation system or securities exchange (including on steel engraved borders if so required by any securities exchange upon which the Securities may be listed) on which the Securities may be quoted or listed, as the case may be, all as determined by the officers executing such Securities, as evidenced by their execution thereof.

Upon their original issuance, Securities issued as contemplated by the Purchase Agreement to Qualified Institutional Buyers in reliance on Rule 144A shall be issued in the form of one or more Global Securities in definitive, fully registered form without interest coupons and bearing the Restricted Securities Legend. Such Global Security shall be registered in the name of DTC, as Depositary, or its nominee and deposited with the Trustee, as custodian for DTC, duly executed by the Company and Holdings and authenticated by the Trustee as hereinafter provided, for credit by DTC to the respective accounts of beneficial owners of the Securities represented thereby (or such other accounts as they may direct). Such Global Security, together with its Successor Securities that are Global Securities, are collectively herein called the “Restricted Global Security.”

SECTION 2.02. Form of Security.

[FORM OF FACE]

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH RESTRICTED SECURITY:

THIS NOTE AND ANY COMMON STOCK OF HOLDINGS ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THIS NOTE AND ANY COMMON STOCK OF HOLDINGS ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL INVESTOR THAT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THIS NOTE, ANY SHARES OF COMMON STOCK OF HOLDINGS ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND ANY SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS

NOTE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.]

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL SECURITY:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

UNITED RENTALS (NORTH AMERICA), INC.

1 7/8% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE OCTOBER 15, 2023

NO.	$

CUSIP NO.

UNITED RENTALS (NORTH AMERICA), INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ONE HUNDRED AND TWENTY FIVE MILLION United States Dollars ($125,000,000) [if this Security is a Global Security, then insert — (which principal amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other Outstanding Securities, shall not exceed $125,000,000 (or $143,750,000 if the Initial Purchaser Option is exercised in full) by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Indenture)] on October 15, 2023, and to pay interest thereon, from October 31, 2003, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on April 15 and October 15 in each year (each, an “Interest Payment Date”), commencing April 15, 2004, at the rate of 1 7/8% per annum, until the principal hereof is due, and at the rate of 1 7/8% per annum on any overdue principal and premium, if any, and, to the extent permitted by law, on any overdue interest.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Securities may be quoted or listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payments of principal (or premium, if any) shall be made upon the surrender of this Security at the option of the Holder at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, in such lawful monies of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, or at such other offices or agencies as the Company may designate, by United States Dollar check drawn on, or wire transfer to, a United States Dollar account (such a wire transfer to be made only to a Holder of an aggregate principal amount of Securities in excess of $2,000,000 and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date).

Payment of interest on this Security may be made by United States Dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or, upon written application by the Holder to the Security Registrar setting forth wire instructions not later than the relevant Record Date, by transfer to a United States Dollar account (such a wire transfer to be made only to a Holder of an aggregate principal amount of Securities in excess of $2,000,000 and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date).

Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

UNITED RENTALS (NORTH AMERICA), INC.

By

Name:
Title:

Attest:

By

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK, AS TRUSTEE

By:

Authorized Signatory

[FORM OF REVERSE]

This Security is one of a duly authorized issue of securities of the Company designated as its “1 7/8% Convertible Senior Subordinated Notes due October 15, 2023” (herein called the “Securities”), limited in aggregate principal amount to $125,000,000 (or $143,750,000 if the Initial Purchaser Option is exercised in full), issued and to be issued under an Indenture, dated as of October 31, 2003 (herein called the “Indenture”), between the Company, Holdings (as defined below) and The Bank of New York, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Security or Securities to be exchanged, at the Corporate Trust Office of the Trustee. The Trustee upon such surrender by the Holder will issue the new Securities in the requested denominations.

In any case where any Interest Payment Date, Redemption Date, Purchase Date, Fundamental Change Purchase Date or Stated Maturity of any Security, or the last day on which a Holder of a Security has the right to convert such Security, shall not be a Business Day, then (notwithstanding any other provision of the Indenture or of this Security), payment of interest or principal (and premium, if any) with respect to, or delivery for conversion of, such Security need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect (including with respect to the accrual of interest) as if made on the Interest Payment Date, Redemption Date, Purchase Date, Fundamental Change Purchase Date, or at the Stated Maturity or by such last day for conversion.

No sinking fund is provided for the Securities.

Subject to and in compliance with the Indenture, the Securities are redeemable at the option of the Company at any time on or after October 20, 2010, in whole or in part, upon not less than 30 nor more than 60 days’ notice to the Holders prior to the Redemption Date at a Redemption Price payable in cash equal to 100% of the principal amount (the “Redemption Price”) together, in each case, with accrued and unpaid interest, if any, to, but excluding, the Redemption Date; provided, however, that installments of interest, if any, on Securities whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more predecessor Securities, of record at the close of business on the relevant Record Dates, referred to on the face hereof, all as provided in the Indenture.

In the event of a redemption of the Securities, the Company will not be required (a) to register the transfer or exchange of Securities for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities called for such redemption or (b) to register the transfer or exchange of any Security, or portion thereof, called for redemption.

Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at its option, to convert any Security that is an integral multiple of $1,000 into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of United Rentals, Inc. (“Holdings”) at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion and subject to the adjustments described below, as follows:

(1) if, on or prior to October 15, 2022, the Closing Price of the Common Stock for at least 20 Trading Days in the period of the 30 consecutive Trading Days ending on the last Trading Day of any fiscal quarter is more than 125% of the then current Conversion Price of the Securities, then the Holder thereof will be entitled to convert such Security during the immediately following fiscal quarter;

(2) if, on any date after October 15, 2022, the Closing Price of the Common Stock is more than 125% of the then current Conversion Price of the Securities, then the Holder thereof will be entitled to convert such Security at all times thereafter;

(3) if the Company elects to call the Securities for redemption on or after October 20, 2010, then the Holder thereof will be entitled to convert such Security (or the portion of the Security called for redemption, if less than all) until the close of business on the Trading Day prior to the Redemption Date;

(4) if Holdings distributes to all or substantially all holders of Common Stock rights, options or warrants entitling them to purchase Common Stock at less than the Closing Price of the Common Stock on the last day preceding the declaration for such distribution, except with respect to existing or future Rights Plans, then the Holder thereof will be entitled to convert such Security in the period described below;

(5) if Holdings distributes to all or substantially all holders of Common Stock cash, assets, debt securities or capital stock, which distribution has a per share value as determined by the Board of Directors of Holdings exceeding 5% of the Closing Price of the Common Stock on the last day preceding the declaration for such distribution, then the Holder thereof will be entitled to convert such Security in the period described below; or

(6) if the Company or Holdings becomes a party to a consolidation, merger or sale of all or substantially all of its assets where such consolidation, merger or sale of all or substantially all of its assets constitutes a Fundamental Change or such an event occurs that would have been a Fundamental Change but for the exceptions (a) and (b) to the definition of Fundamental Change set forth in the second paragraph of such definition in the Indenture, then the Holder thereof will be entitled to convert such Security in the period described below.

In the case of a distribution contemplated in clauses (4) and (5) above, the Company will notify Holders at least 20 days prior to the ex-dividend date for such distribution (the “Distribution Notice”). Once the Company has given the Distribution Notice, Holders may surrender their Securities for conversion at any time until the earlier of the close of business on the last Business Day preceding the ex-dividend date or the Company’s announcement that such distribution will not take place. If in the future Holdings adopts another Rights Plan, or amends or issues additional rights under its existing Rights Plan, Holders will not have any conversion right pursuant to clause (4) above or otherwise, solely as a result of the issuance of Rights pursuant to the Rights Plan. Notwithstanding the foregoing, in the event of a distribution contemplated in clauses (4) and (5) above, Holders may not convert the Securities if the Holders may participate in such distribution without converting their Securities. In the event of a consolidation, merger or sale of all or substantially all assets as contemplated in clause (6) above, the Company will notify Holders at least 20 days prior to the anticipated closing date of such transaction (the “Merger Notice”). Once the Company has given the Merger Notice, the Holders may, in the event of such consolidation, merger or sale of all or substantially all assets, as contemplated in clause (6) above, surrender Securities for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of such transaction until the date which is 15 days after the actual effective date of such transaction.

Furthermore, subject to the provisions of the Indenture, the Holder of a Security is entitled, at its option, to convert the principal amount of this Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) for the five Business Day period after any five consecutive Trading Day period in which the average of the Trading Prices for the Securities for such five Trading Day period was less than 95% of the average Conversion Value for the Securities during such period; provided, however, that, if on the Conversion Date, the Closing Price of shares of Common Stock is greater than the then current Conversion Price of the Securities and less than or equal to 125% of the then current Conversion Price of the Securities, a Holder surrenders Securities for conversion and the Securities are not otherwise convertible, then such Holder will receive (i) at the Company’s option for a Conversion Date on or before October 19, 2010, cash or Common Stock with a value equal to the principal amount of such Holder’s Securities on such Conversion Date or (ii) for a Conversion Date on or after October 20, 2010, cash equal to the principal amount of such Holder’s Securities on such Conversion Date and for such conversion the Company will not have the option to pay in Common Stock. The Trustee will determine the average Trading Prices after being requested by the Company to do so as more fully described in the Indenture. If the Company elects to pay the Holder in Common Stock, the Common Stock will be valued at 100% of the average Closing Price of Common Stock for the five Trading Days ending on the third Trading Day preceding the Conversion Date.

A Holder may convert this Security, subject to the terms and conditions provided above and in the Indenture, at any time on or before the close of business on the date of Maturity (or in case the Holder hereof has exercised his right to require the Company to purchase or repurchase this Security or the Company has called this Security or such portion hereof for redemption, until the Business Day immediately preceding (or, in the case of a repurchase upon a Fundamental Change, the second Trading Day immediately preceding), but, unless the Company defaults in making the payment due upon redemption, purchase or repurchase, as the case may be, not after, the close of business on the Business Day immediately preceding (or, in the case of a repurchase upon a Fundamental Change, the second Trading Day immediately preceding) the Redemption Date, Purchase Date or Repurchase Date, as the case may be) to convert this Security (or any portion of the principal amount hereof that is an integral multiple of $1,000, provided that the unconverted portion of such principal amount is $1,000 or any integral multiple of $1,000 in excess thereof) into fully paid and nonassessable shares of Common Stock of Holdings at an initial Conversion Rate of 38.9520 shares of Common Stock for each $1,000 principal amount of

Securities (or at the then current adjusted Conversion Rate if an adjustment has been made as provided in the Indenture) by surrender of this Security, duly endorsed or assigned to the Company or in blank.

In order to convert this Security, the Holder shall deliver the conversion notice hereon duly executed, to the Company at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company, subject to any laws or regulations applicable thereto and subject to the right of the Company to terminate the appointment of any Conversion Agent (as defined below) as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, or at such other offices or agencies as the Company may designate (each a “Conversion Agent”).

In case such surrender shall be made during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date, the conversion notice shall be accompanied by payment in New York Clearing House or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted. Notwithstanding the foregoing, if this Security or portion hereof has been called for redemption on a Redemption Date, is repurchasable on a Fundamental Change Purchase Date or purchasable on a Purchase Date occurring, in any such case, during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such succeeding Interest Payment Date, and as a result, the right to convert this Security would otherwise terminate in such period if not exercised and this Security is surrendered for conversion during such period, then the Holder of this Security on such Regular Record Date will be entitled to receive the amount of interest accruing hereon from the Interest Payment Date next preceding the date of such conversion to such succeeding Interest Payment Date and the Holder of this Security who converts this Security or a portion hereof during such period shall not be required to pay such amount upon surrender of this Security for conversion.

Subject to the provisions of the preceding paragraph and, in the case of a conversion after the close of business on the Regular Record Date next preceding any Interest Payment Date and on or before the close of business on such Interest Payment Date, to the right of the Holder of this Security (or any predecessor Security of record as of such Regular Record Date) to receive the related installment of interest to the extent and under the circumstances provided in the Indenture, no cash payment or adjustment is to be made on conversion for interest, if any, accrued hereon from the Interest Payment Date next preceding the date of conversion, or for dividends on the Common Stock issued on conversion hereof. The Company shall thereafter deliver to the Holder the fixed number of shares of Common Stock (together with any cash adjustment, as provided in the Indenture) into which this Security is convertible and such delivery will be deemed to satisfy the Company’s obligation to pay the principal amount of this Security and accrued but unpaid interest to, but excluding, the Conversion Date. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest (calculated to the nearest 1/100th of a share) the Company shall pay a cash adjustment as provided in the Indenture.

The Conversion Rate is subject to adjustment as provided in the Indenture.

In addition, the Indenture provides that in case of certain consolidations or mergers to which Holdings is a party or the conveyance, transfer or sale of all or substantially all of the property and assets of Holdings, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then Outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, transfer or sale by a holder of the number of shares of Common Stock of Holdings into which this Security could have been converted immediately prior to such consolidation, merger, conveyance, transfer or sale (assuming such holder of Common Stock is not a Constituent Person or an Affiliate of a Constituent Person, failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of Non-electing Shares).

If this Security is a Registrable Security (as defined in the Indenture), then the Holder of this Security [if this security is a global security, then insert — (including any Person that has a beneficial interest in this Security)] and the Common Stock of Holdings issuable upon conversion hereof is entitled to the benefits of a Registration Rights Agreement, dated as of October 31, 2003, between the Company and the Initial Purchasers (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company and Holdings have agreed for the benefit of the Holders from time to time of the Registrable Securities that they will, at their expense, (a) within 90 days after the Issue Date, file a shelf registration statement (the “Shelf Registration Statement”) with the Commission with respect to resales of the Registrable Securities, (b) use their best efforts to cause such Shelf Registration Statement to be declared effective by the Commission within 180 days after the Issue Date of the Securities and (c) use their best efforts to maintain the effectiveness of such Shelf Registration Statement under the Securities Act until the second anniversary of the Issue Date of the Securities, or such earlier date as provided in the Registration Rights Agreement (the “Effectiveness Period”). The Company will be permitted to suspend the use of the prospectus that is part of the Shelf Registration Statement during certain periods of time as provided in the Registration Rights Agreement.

If (i) on or prior to 90 days following the Issue Date, a Shelf Registration Statement has not been filed with the Commission, (ii) on or prior to the 180th day following the Issue Date, such Shelf Registration Statement is not declared effective or (iii) after the Shelf Registration Statement has been declared effective, such Shelf Registration Statement ceases to be effective or fails to be usable in connection with resales of the Securities and the Common Stock issuable upon conversion thereof for a period of 60 days, whether or not consecutive, (each, a “Registration Default”), additional interest (“Additional Interest”) will accrue on the Initial Securities (as defined in the Registration Rights Agreement) including the day following such Registration Default to but excluding the day on which all Registration Defaults have been cured. Additional Interest will be paid semi-annually in arrears, with the first semi-annual payment due on the first Interest Payment Date, as applicable, in respect of the Initial Securities following the date on which such Additional Interest began to accrue, and will accrue at a rate per annum equal to 0.25% of the principal amount of the Initial Securities to and including the 90th day following such Registration Default. Such interest rate will increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period (or portion thereof) while a

Registration Default is continuing until all Registration Defaults have been cured, up to a maximum rate of Additional Interest of 1.00% per annum.

[If this Security is a Registrable Security and the Holder of this Security [if this security is a global security, then insert — (including any Person that has a beneficial interest in this Security)] elects to sell this Security pursuant to the Shelf Registration Statement then, by its acceptance hereof, such Holder of this Security agrees to be bound by the terms of the Registration Rights Agreement relating to the Registrable Securities which are the subject of such election.]

Whenever in this Security there is a reference, in any context, to the payment of the principal of, premium, if any, or interest on, or in respect of, any Security, such mention shall be deemed to include mention of the payment of Additional Interest payable as described in the preceding paragraph to the extent that, in such context, Additional Interest is, was or would be payable in respect of such Security and express mention of the payment of Additional Interest (if applicable) in any provisions of this Security shall not be construed as excluding Additional Interest in those provisions of this Security where such express mention is not made.

If a Fundamental Change occurs, the Holder of this Security, at the Holder’s option, shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase this Security (or any portion of the principal amount hereof that is at least $1,000 or an integral multiple of $1,000 in excess thereof) at a Fundamental Change Purchase Price in cash equal to 100% of the principal amount thereof plus accrued interest, if any, to the Fundamental Change Purchase Date.

Subject to and in compliance with the Indenture, the Securities are subject to purchase at the option of the Holder on each of October 15, 2010, October 15, 2013 and October 15, 2018, in whole or in part, at 100% of the principal amount of such Securities to be repurchased, together with accrued and unpaid interest, if any, to, but excluding, the Purchase Date; provided, however, that installments of interest, if any, on Securities whose Stated Maturity is on or prior to such Purchase Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates, referred to on the face hereof all as provided in the Indenture.

[The following paragraph shall appear in each Global Security:

In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, redemption, repurchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the Applicable Procedures.]

[The following paragraph shall appear in each Security that is not a Global Security:

In the event of redemption, repurchase or conversion of this Security in part only, a new Security or Securities for the unredeemed, unrepurchased or unconverted portion hereof will be issued in the name of the Holder hereof.]

If an Event of Default shall occur and be continuing, the principal of all the Securities, together with interest to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture.

Under the Indenture, an Event of Default includes:

(1) default in the payment of the principal of or premium, if any, when due and payable, on any of the Securities (at the Maturity Date, upon optional redemption, required purchase or otherwise), whether or not prohibited by the subordination provisions contained in Article XIV of the Indenture; (2) default in the payment of an installment of interest on any of the Securities, when due and payable, for 30 days, whether or not prohibited by the subordination provisions contained in Article XIV of the Indenture; (3) default in the performance, or breach, of any covenant or agreement of the Company or Holdings under the Indenture (other than a default in the performance or breach of a covenant or agreement which is specifically dealt with in clause (1), (2) or (4)) and such default or breach shall continue for a period of 30 days after written notice has been given in accordance with the Indenture; (4) (a) a default in the performance or breach of the provisions of Section 8.01 or (b) the Company shall have failed to make or consummate a Fundamental Change Offer in accordance with the provisions of Section 10.06, whether or not prohibited by the subordination provisions contained in Article XIV of the Indenture; (5) failure to deliver shares of Common Stock within 10 days after such Common Stock is required to be delivered upon conversion of a Security as provided in Article XV of the Indenture; (6) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company, Holdings or any Subsidiary of the Company that is a “restricted subsidiary” under any of the Other Indentures then has outstanding Indebtedness in excess of $15,000,000, individually or in the aggregate, and either (a) such Indebtedness is already due and payable in full or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness; (7) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $15,000,000, either individually or in the aggregate, shall be entered against the Company, Holdings or any Subsidiary of the Company that is a “restricted subsidiary” under any of the Other Indentures or any of their respective properties and shall not be discharged, and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree, shall not be in effect; (8) certain events involving bankruptcy, insolvency or reorganization of Holdings, the Company or any Significant Subsidiary of the Company; or (9) the Guarantee of the Securities by Holdings ceases to be in full force and effect or such Guarantee is declared to be null and void and unenforceable or such Guarantee is found to be invalid or Holdings denies its liability thereunder.

If an Event of Default (other than an event of default as described in clause (8) above with respect to the Company) occurs and is continuing, the Trustee, by notice to the Company and the administrative agent under the Credit Agreement, or the Holders of at least 25% in principal amount of the Securities then Outstanding, by notice to the Trustee, the Company and the administrative agent under the Credit Agreement, may declare the principal, premium, if any, and accrued but unpaid interest on the Securities then Outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs and is continuing as a result of certain events of bankruptcy, insolvency or reorganization of the Company as described in clause (8) herein, then the principal, premium, if any, and accrued but unpaid interest on the Securities then Outstanding shall ipso facto become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of Default.

The indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company. Any Holder by accepting this Security agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect. In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebtedness or any extension or renewal of the Senior Indebtedness.

Holdings has fully and unconditionally guaranteed, on a senior subordinated basis, to each Holder of Securities and the Trustee, the full and prompt performance of the Company’s obligations under the Indenture and the Securities, including the payment of principal of, premium, if any, and interest on the Securities. The guarantee of the Securities by Holdings is subordinated to Senior Indebtedness of Holdings on the same basis as the Securities are subordinated to Senior Indebtedness of the Company.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued in exchange therefore or in lieu hereof whether or not notation of such consent or waiver is made upon this Security or such other Security. Certain modifications or amendments to the Indenture require the consent of the Holders of each Outstanding Security affected.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall have failed to institute any such proceeding, for 45 days after receipt of such notice, request and offer of indemnity, and the Trustee, within such 45 day period, shall not have received from the Holders of a majority in principal amount of the Securities Outstanding a direction inconsistent with such request. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof, premium if any, or interest, hereon on or after the respective due dates expressed herein or for the enforcement of the right to convert this Security as provided in the Indenture.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register upon surrender of this Security for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York (which shall initially be an office or agency of the Trustee), or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentation of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered, as the owner thereof for all purposes, whether or not such Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse for the payment of the principal, premium, if any, or interest on this Security and no recourse under or upon any obligation, covenant or agreement of the Company or Holdings in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, officer or director, as such, past, present or future, of the Company, Holdings or of any successor corporation, either directly or through the Company, Holdings or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of consideration for the issue hereof, expressly waived and released.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM TEN ENT JT TEN	as tenant in common as tenants by the entireties (Cust) as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT	_____Custodian _____ (Cust) (Minor) under Uniform Gifts to Minors Act _____ (State)

Additional abbreviations may also be used though not in the above list.

ELECTION OF HOLDER TO REQUIRE REPURCHASE

UPON FUNDAMENTAL CHANGE

(1) Pursuant to Section 10.06 of the Indenture, the undersigned hereby elects to have this Security repurchased by the Company.

(2) The undersigned hereby directs the Trustee or the Company to pay it or                  an amount in cash equal to 100% of the principal amount to be repurchased (as set forth below), plus accrued and unpaid interest to, but excluding, the Fundamental Change Purchase Date, as provided in the Indenture.

Dated:

Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

Signature Guaranteed

Principal amount to be repurchased (at least $1,000 or an integral multiple of $1,000 in excess thereof):

Remaining principal amount following such repurchase (not less than $1,000):

NOTICE: The signature to the foregoing election must correspond to the name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

SECTION 2.03. Form of Certificate of Authentication.

The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities referred to in the within-mentioned Indenture.

Dated:

as Trustee

By:

Authorized Signatory

SECTION 2.04. Form of Conversion Notice.

The conversion notice shall be substantially in the following form:

CONVERSION NOTICE

The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the principal amount hereof (which is $1,000 or an integral multiple of $1,000 in excess thereof, provided that the unconverted portion of such principal amount is $1,000 or any integral multiple of $1,000 in excess thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that such shares, together with a check in payment for any fractional share and any Securities representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Securities are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated:

Signature(s)
If shares or Securities are to be registered in the name of a Person other than the Holder, please print such Person’s name and address:

(Name)

(Address)

Social Security or other Identification Number, if any

Signature Guaranteed

If only a portion of the Securities is to be converted, please indicate:

1.	Principal amount to be converted: $

2.	Principal amount and denomination of Securities representing unconverted principal amount to be issued:

Amount: $             Denominations: $

($1,000 or any integral multiple of $1,000 in excess thereof, provided that the unconverted portion of such principal amount is $1,000 or any integral multiple of $1,000 in excess thereof)

SECTION 2.05. Form of Assignment.

The assignment notice shall be substantially in the following form:

ASSIGNMENT

For value received                      hereby sell(s), assign(s) and transfer(s) unto                      (Please insert social security or other identifying number of assignee) the within Security, and hereby irrevocably constitutes and appoints                          as attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

Signature Guaranteed

ARTICLE III

The Securities

SECTION 3.01. Title and Terms. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $125,000,000 (or $143,750,000 if the Initial Purchasers exercise in full the option set forth in Section 3(b) of the Purchase Agreement (the “Initial Purchaser Option”). Additional Securities may be authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 3.04, 3.05, 3.06, 3.12, 9.06, 10.06, 11.08 or 15.02.

The Securities shall be known and designated as the “1 7/8% Convertible Senior Subordinated Notes due October 15, 2023” of the Company. Their Stated Maturity for payment of principal shall be October 15, 2023. Interest on the Securities shall accrue at the rate of 1 7/8% per annum and shall be payable semiannually in arrears on each April 15 and October 15, commencing April 15, 2004 to the Holders of record of Securities at the close of business on April 1 and October 1, respectively, immediately preceding such Interest Payment Date. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 31, 2003. Interest shall accrue at a rate of 1 7/8% per annum on any overdue principal and, to the extent permitted by law, on any overdue interest. Interest on the Securities will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The principal of, premium, if any, and interest on the Securities shall be payable as provided in the form of Securities set forth in Section 2.02.

The Securities are redeemable at the option of the Company at any time on or after October 20, 2010, in whole or in part, subject to the conditions and as otherwise provided in Article XI and in the form of Security set forth in Section 2.02.

The Securities shall be subject to repurchase by the Company at the option of the Holders on each of October 15, 2010, October 15, 2013 and October 15, 2018, as provided in Article XII.

The Securities shall be convertible as provided in Article XV (any city in which any Conversion Agent is located being herein called a “Place of Conversion”).

The Registrable Securities are entitled to the benefits of the Registration Rights Agreement as provided in the form of Security set forth in Section 2.02. The Securities are entitled to the payment of Additional Interest pursuant to the Registration Rights Agreement as set forth in Section 2.02.

SECTION 3.02. Denominations. The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

SECTION 3.03. Execution, Authentication, Delivery and Dating. The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President or one of its Vice Presidents, its Chief Operating Officer or its Chief Financial Officer. The signature of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee or to its order for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Authentication by counterpart shall satisfy the requirements of this Section 3.03 and the requirements of the Securities.

SECTION 3.04. Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations and of a like tenor. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 3.05. Registration, Registration of Transfer and Exchange. (a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register

(the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as the Company may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed the initial “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

Subject to Section 3.12 of this Indenture, upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 10.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount and tenor and bearing such restrictive legends as may be required by this Indenture.

At the option of the Holder, and subject to the other provisions of this Section 3.05, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, and subject to the other provisions of this Section 3.05, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities except as provided in Section 3.06, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 3.12, 9.06, 11.08, 15.02 (other than where the shares of Common Stock are to be issued or delivered in a name other than that of the Holder of the Security) or in accordance with any Fundamental Change Offer pursuant to Section 10.06, and in any such case not involving any transfer.

Neither the Company nor the Securities Registrar shall be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 11.05 and ending at the close of business on the day of such mailing, (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (iii) to register the transfer of any Securities other than Securities having a principal amount of $1,000 or integral multiples thereof.

(b) Certain Transfers and Exchanges. Notwithstanding any other provision of this Indenture or the Securities, transfers and exchanges of Securities and beneficial interests in a Global Security of the kinds specified in this Section 3.05(b) shall be made only in accordance with this Section 3.05(b).

(i) Restricted Global Security to Restricted Non-Global Security. In the event that Non-global Securities are to be issued pursuant to Section 3.12(a)(ii) in connection with any transfer of Securities, such transfer may be effected only in accordance with the provisions of this clause (b)(i) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (A) a Company Order from the Company directing the Trustee, as Security Registrar, to (x) authenticate and deliver one or more Securities of the same aggregate principal amount as the beneficial interest in the Restricted Global Security to be transferred, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Securities to be so issued and appropriate delivery instructions and (y) decrease the beneficial interest of a specified Agent Member’s account in a Restricted Global Security by a specified principal amount not greater than the principal amount of such Restricted Global Security, and (B) such other certifications, legal opinions or other information as the Company or the Trustee may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Trustee, as Security Registrar, shall decrease the principal amount of the Restricted Global Security by the specified amount and authenticate and deliver Securities in accordance with such instructions from the Company as provided in Section 3.12(a)(iii).

(ii) Restricted Non-Global Security to Restricted Global Security. If the Holder of a Restricted Security (other than a Global Security) wishes at any time to transfer all or any portion of such Restricted Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security, such transfer may be effected only in accordance with the provisions of this clause (b)(ii) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of such Restricted Security as provided in Section 3.12(a) and instructions from the Company directing that a beneficial interest in the Restricted Global Security in a specified principal amount not greater than the principal amount of such Security be credited to a specified Agent Member’s account, then the Trustee, as Security Registrar, shall cancel such Restricted Security (and issue a new Restricted Security in respect of any untransferred portion thereof) as provided in Section 3.12(a) and increase the principal amount of the Restricted Global Security by the specified principal amount as provided in Section 3.12(a)(iii).

(iii) Exchanges Between Global Security and Non-Global Security. A beneficial interest in a Global Security may be exchanged for a Security that is not a Global Security only as provided in Section 3.12 or only if such exchange occurs in connection with a transfer effected in accordance with clause (b)(i) above, provided that, if such interest is a beneficial interest in the Restricted Global Security, then such interest shall be exchanged for a Restricted Security (subject in each case to Section 3.12(c)). A Security that is not a Global Security may be exchanged for a beneficial interest in a Global Security only if such exchange occurs in connection with a transfer effected in accordance with clause (b)(ii) above.

(c) Securities Act Legends. All Securities issued pursuant to this Indenture, and all Successor Securities, shall bear the Restricted Securities Legend and shall be subject to the restrictions on transfer specified therein, subject to the following:

(i) subject to the following clauses of this Section 3.5(c), a Security or any portion thereof that is exchanged, upon transfer or otherwise, for a Global Security or any portion thereof shall bear the Restricted Securities Legend borne by such Global Security for which the Security was exchanged;

(ii) subject to the following clauses of this Section 3.5(c), a new Security that is not a Global Security and is issued in exchange for another Security (including a Global Security) or any portion thereof, upon transfer or otherwise, shall bear the Restricted Securities Legend borne by the Security for which the new Security was exchanged;

(iii) any Securities that are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act (including the Shelf Registration Statement), together with their Successor Securities shall not bear a Restricted Securities Legend; the Company shall inform the Trustee in writing of the effective date of any such registration statement registering the Securities under the Securities Act and shall notify the Trustee at any time when prospectuses must be delivered with respect to Securities to be sold pursuant to such registration statement. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned registration statement;

(iv) at any time after the Securities may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the Securities Act, a new Security that does not bear a Restricted Securities Legend may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof that bears such a legend if the Trustee has received an Unrestricted Securities Certificate, satisfactory to the Trustee and duly executed by the Holder of such Security bearing a Restricted Securities Legend or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee shall authenticate and deliver such new Security in exchange for or in lieu of such other Security as provided in this Article III;

(v) a new Security that does not bear a Restricted Securities Legend may be issued in exchange for or in lieu of a Security or any portion thereof that bears such a legend if, in the Company’s judgment, placing such a legend upon such new Security is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the direction of the Company, shall authenticate and deliver such a new Security as provided in this Article III; and

(vi) notwithstanding the foregoing provisions of this Section 3.05(c), a Successor Security of a Security that does not bear a Restricted Securities Legend shall not bear such legend unless the Company has reasonable cause to believe that such Successor Security is a “restricted security” within the meaning of Rule 144, in which case the Trustee, at the direction of the Company, shall authenticate and deliver a new Security bearing a Restricted Securities Legend in exchange for such Successor Security as provided in this Article III.

(d) Any stock certificate representing shares of Common Stock issued upon conversion of the Securities shall bear the Restricted Securities Legend borne by such Securities, to the extent required by this Indenture, unless such shares of Common Stock have been sold pursuant to a registration statement that has been declared effective under the Securities Act (and that continues to be effective at the time of such transfer) or sold pursuant to Rule 144(k) of the Securities Act, or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent for the Common Stock. With respect to the transfer of shares of Common Stock issued upon conversion of the Securities that are restricted hereunder, any deliveries of certificates, legal opinions or other instruments that would be required to be made to the Security Registrar in the case of a transfer of Securities, as described above, shall instead be made to the transfer agent for the Common Stock.

(e) Neither the Trustee, the Paying Agent nor any of their agents shall (i) have any duty to monitor compliance with or with respect to any federal or state or other securities or tax laws or (ii) have any duty to obtain documentation on any transfers or exchanges other than as specifically required hereunder.

SECTION 3.06. Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion, but subject to any conversion rights, may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 3.07. Payment of Interest; Rights Preserved. Subject to the last paragraph of this Section, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more predecessor securities) is registered at the close of business on the Regular Record Date for such interest payment.

Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in paragraph (1) or (2) below:

(1) the Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 15 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder in the manner specified in Section 1.06, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) the Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (2), such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section and Section 3.05, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Interest on any Security that is converted in accordance with Section 15.02 during a Record Date Period shall be payable in accordance with the provisions of Section 15.02.

SECTION 3.08. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.07) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 3.09. Cancellation. All Securities surrendered for payment, redemption, purchase, repurchase, conversion, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in its customary manner.

SECTION 3.10. Computation of Interest. Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 3.11. CUSIP and CINS Numbers. The Company in issuing the Securities may use “CUSIP” and “CINS” numbers (if then generally in use), and, if so, the Trustee shall use the CUSIP or CINS numbers in notices of redemption or repurchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP or CINS numbers.

SECTION 3.12. Global Securities; Non-Global Securities; Book-entry Provisions.

(a) Global Securities.

(i) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated by the Company for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(ii) Except for exchanges of Global Securities for definitive, Non-global Securities at the sole discretion of the Company, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered as such under the Exchange Act or announces an intention permanently to cease business or does in fact do so or (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security. In such event, if a successor Depositary for such Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of an Officers’ Certificate directing the authentication and delivery of Securities, will authenticate and deliver, Securities, in any authorized denominations in an aggregate principal amount equal to the principal amount of such Global Security in exchange for such Global Security.

(iii) If any Global Security is to be exchanged for other Securities or canceled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Security Registrar, for exchange or cancellation, as provided in this Article III. If any Global Security is to be exchanged for other Securities or canceled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, in each case, as provided in Section 3.05, then either (A) such Global Security shall be so surrendered for exchange or cancellation, as provided in this Article III or (B) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Security Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to Section 3.05(c) and as otherwise provided in this Article III, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article III if such order, direction or request is given or made in accordance with the Applicable Procedures.

(iv) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article III or otherwise, shall be authenticated and delivered in the form of, and shall be, a registered Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof, in which case such Security shall be authenticated and delivered in definitive, fully registered form, without interest coupons.

(v) The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under the Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner’s beneficial interest in a Global Security will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members and such owners of beneficial interests in a Global Security will not be considered the owners or holders thereof.

(b) Non-global Securities. Securities issued upon the events described in Section 3.12(a)(ii) shall be in definitive, fully registered form, without interest coupons, and shall bear the Restricted Securities Legend if and as required by this Indenture.

ARTICLE IV

Satisfaction and Discharge

SECTION 4.01. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (except as to any rights of conversion, registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1) either

(A) all Securities theretofore authenticated and delivered (other than Securities which have been destroyed, lost or stolen and which have been replaced or repaid as provided in Section 3.06) have been delivered to the Trustee for cancellation; or

(B) all Securities not theretofore delivered to the Trustee for cancellation (other than Securities which have been destroyed, lost or stolen and which have been replaced or repaid as provided in Section 3.06),

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest on the Securities to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article IV, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Company to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Company and Holdings under Article XV and the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.

SECTION 4.02. Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee. Money so held in trust is not subject to Article XIV.

ARTICLE V

Remedies

SECTION 5.01. Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of the principal of or premium, if any, when due and payable, on any of the Securities (at the Maturity Date, upon optional redemption, required purchase or otherwise), whether or not prohibited by Article XIV; or

(2) default in the payment of an installment of interest on any of the Securities, when due and payable, for 30 days, whether or not prohibited by Article XIV; or

(3) default in the performance, or breach, of any covenant or agreement of the Company or Holdings under this Indenture (other than a default in the performance or breach of a covenant or agreement which is specifically dealt with in clauses (1), (2) or (4)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities; or

(4) (a) there shall be a default in the performance or breach of the provisions of Section 8.01 or (b) the Company shall have failed to make or consummate a Fundamental Change Offer in accordance with the provisions of Section 10.06, whether or not prohibited by Article XIV; or

(5) failure to deliver shares of Common Stock within 10 days after such Common Stock is required to be delivered upon conversion of a Security as provided in Article XV; or

(6) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company, Holdings or any Subsidiary of the Company that is a “restricted subsidiary” under any of the Other Indentures then has outstanding Indebtedness in excess of $15,000,000, individually or in the aggregate, and either (a) such Indebtedness is already due and payable in full or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness; or

(7) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $15,000,000, either individually or in the aggregate, shall be entered against the Company, Holdings or any Subsidiary of the Company that is a “restricted subsidiary” under any of the Other Indentures or any of their respective properties and shall not be discharged and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree, shall not be in effect; or

(8) the entry of a decree or order by a court having jurisdiction in the premises (a) for relief in respect of the Company, Holdings or any Significant Subsidiary of the Company in an involuntary case or proceeding under the Federal Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, reorganization or similar law or (b) adjudging the Company, Holdings or any Significant Subsidiary of the Company bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, Holdings or any Significant Subsidiary of the Company under the Federal Bankruptcy Code or any other similar federal, state or foreign law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, Holdings or any Significant Subsidiary of the Company or of any substantial part of any of their properties, or ordering the winding up or liquidation of any of their affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(9) the institution by the Company, Holdings or any Significant Subsidiary of the Company of a voluntary case or proceeding under the Federal Bankruptcy Code or any other similar federal, state or foreign law or any other case or proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Company, Holdings or any Significant Subsidiary of the Company to the entry of a decree or order for relief in respect of the Company, Holdings or any Significant Subsidiary of the Company in any involuntary case or proceeding under the Federal Bankruptcy Code or any other similar federal, state or foreign law or to the institution of bankruptcy or insolvency proceedings against the Company, Holdings or any Significant Subsidiary of the Company, or the filing by the Company, Holdings or any Significant Subsidiary of the Company of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other similar federal, state or foreign law, or the consent by it to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of any of the Company, Holdings or any Significant Subsidiary of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due or the taking of corporate action by the Company, Holdings or any Significant Subsidiary of the Company in furtherance of any such action; or

(10) the Guarantee ceases to be in full force and effect or the Guarantee is declared to be null and void and unenforceable or the Guarantee is found to be invalid or Holdings denies its liability under the Guarantee.

SECTION 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than those covered by clause (8) or (9) of Section 5.01 with respect to the Company) shall occur and be continuing, the Trustee, by notice to the Company and the administrative agent under the Credit Agreement, or the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding, by notice to the Trustee, the Company and the administrative agent under the Credit Agreement, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the Outstanding Securities due and payable immediately, upon which declaration, all amounts payable in respect of the Securities shall be due and payable as of the date which is five Business Days after the giving of such notice to the administrative agent under the Credit Agreement. If an Event of Default specified in clause (8) or (9) of Section 5.01 with respect to the Company occurs and is continuing, then the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Securities.

After a declaration of acceleration under this Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind such declaration if

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay

(A) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

(B) all overdue interest on all Securities;

(C) the principal of and premium, if any, on any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities; and

(D) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate set forth in the Securities which has become due otherwise than by such declaration of acceleration;

(2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(3) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Securities that has become due solely by such declaration of acceleration, have been cured or waived.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

SECTION 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company and Holdings covenant that if

(i) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(ii) default is made in the payment of the principal of (or premium, if any, on) any Security on the due date for payment thereof, including, with respect to any Security required to have been purchased pursuant to a Fundamental Change Offer made by the Company, at the Fundamental Change Purchase Date thereof, the Company or Holdings will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate provided by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

In addition to the rights and powers set forth in Section 317(a) of the Trust Indenture Act, the Trustee shall be entitled to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders of the Securities allowed in any judicial proceeding relative to the Company, Holdings or any other obligor upon the Securities, its creditors, or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Holders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for compensation and expenses, including counsel fees incurred by it up to the date of such distribution.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 5.04. Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company, Holdings (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

SECTION 5.05. Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, distributions and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 5.06. Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 6.07;

SECOND: To holders of Senior Indebtedness of the Company and, if such money or property has been collected from Holdings, to holders of Senior Indebtedness of Holdings, in each case to the extent required by Articles XIII and XIV.

THIRD: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively;

FOURTH: To the payment of any and all other amounts due under the Indenture, the Securities or the Guarantee; and

FIFTH: To the Company (or such other Person as a court of competent jurisdiction may direct).

SECTION 5.07. Limitation on Suits. Subject to Section 5.08, no Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(i) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(ii) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(iv) the Trustee for 45 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(v) no direction inconsistent with such written request has been given to the Trustee during such 45-day period by the Holders of a majority in principal amount of the Outstanding Securities; it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 5.08. Unconditional Right of Holders to Receive Principal, Premium and Interest, and to Convert. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.07) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, repurchase or purchase on the Redemption Date, Fundamental Change Purchase Date or Purchase Date, as the case may be), and to convert such Security in accordance with Article XV, and to institute suit for the enforcement of any such payment or right to convert, and such rights shall not be impaired without the consent of such Holder.

SECTION 5.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, Holdings, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted, subject to the determination in such proceeding.

SECTION 5.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 5.12. Control by Holders. The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that;

(i) such direction shall not be in conflict with any rule of law or with this Indenture, and

(ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 5.13. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

(i) in the payment of the principal of (or premium, if any) or interest on any Security (including any Security which is required to have been purchased pursuant to a Fundamental Change Offer which has been made by the Company), or

(ii) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 5.14. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit (including reasonable counsel fees and expenses), and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or Holdings, in any suit instituted by the Trustee, in any suit instituted by any Holder or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or in any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the Stated Maturity expressed in such Security (or, in the case of redemption, on or after the Redemption Date or, in the case of a Fundamental Change Offer made by the Company and required to be accepted as to such Security, on the applicable Fundamental Change Purchase Date, as the case may be).

SECTION 5.15. Waiver of Stay or Extension Laws. Each of the Company and Holdings covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and Holdings (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VI

The Trustee

SECTION 6.01. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default,

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by the provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture but need not verify the contents thereof.

(b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent misconduct, except that no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers under this Indenture, unless the Trustee has received security and indemnity satisfactory to it against any loss, liability or expense. The Trustee shall not be liable for any error of judgment unless it is proved that the Trustee was negligent in the performance of its duties hereunder.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

SECTION 6.02. Notice of Defaults. If a Default or an Event of Default occurs and is known to the Trustee, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, notice of such Default or Event of Default hereunder known to the Trustee within 90 days after obtaining such knowledge, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default or Event of

Default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

SECTION 6.03. Certain Rights of Trustee. Subject to the provisions of Section 6.01:

(a) the Trustee may conclusively rely as to the truth of the statements and correctness of the opinions expressed therein and shall be fully protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution of the Company;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled (subject to reasonable confidentiality arrangements as may be proposed by the Company or Holdings) to make reasonable examination (upon prior notice and during regular business hours) of the books, records and premises of the Company or Holdings, personally or by agent or attorney;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or custodians or nominees and the Trustee shall not be responsible for the supervision of, or any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i) in the event that the Trustee is also acting as Authenticating Agent, Paying Agent or Security Registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article VI shall also be afforded to such Authenticating Agent, Paying Agent and Security Registrar; and

(j) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

SECTION 6.04. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 6.05. May Hold Securities. The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or Holdings, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company or Holdings with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 6.06. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 6.07. Compensation and Reimbursement. The Company agrees (1) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (2) except as otherwise expressly provided herein, to promptly reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and (3) to indemnify the Trustee, its directors, officers, agents and employees for, and to hold them harmless against, any and all loss, damage, claim, liability or expense incurred without negligence or bad faith on its part, including taxes (other than taxes based upon, measured by or determined by the revenue or income of the Trustee), arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing to it pursuant to this Section 6.07, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(8) or Section 5.01(9), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section shall survive any termination of this Indenture.

SECTION 6.08. Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 6.09. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has, or is a wholly-owned subsidiary of a bank holding company that has, a combined capital and surplus of at least $50,000,000 and a Corporate Trust Office in the Borough of Manhattan, The City of New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal or State supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 6.10. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

(b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee in accordance with the applicable requirements of Section 6.11 shall not have been delivered to the Company and the resigning Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee in accordance with the applicable requirements of Section 6.11 shall not have been delivered to the Company and the Trustee being removed within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(d) If at any time:

(i) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(ii) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company, Holdings or by any such Holder, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company or Holdings, in each case by a Board Resolution, may remove the Trustee, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in accordance with the applicable requirements of Section 6.11, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

(g) The resignation or removal of the Trustee pursuant to this Section 6.10 shall not affect the obligation of the Company to indemnify the Trustee pursuant to Section 6.07(3) in connection with the exercise or performance by the Trustee prior to its resignation or removal of any of its powers or duties hereunder.

(h) No Trustee under this Indenture shall be liable for any action or omission of any successor Trustee.

SECTION 6.11. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 6.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided, however, such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 6.13. Preferential Collection of Claims Against the Company or the Guarantor. If and when the Trustee shall be or become a creditor of the Company or Holdings (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company or Holdings (or any such other obligor).

SECTION 6.14. Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer or partial redemption or partial purchase or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 1.06, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities described in the within-mentioned Indenture.

Dated:

The Bank of New York, as Trustee

by

As Authentication Agent

by

Authorized Signatory

ARTICLE VII

Holders’ Lists and Reports by Trustee and Company

SECTION 7.01. Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee a list of the names and addresses of the Holders in such form as the Trustee may reasonably request in writing, within 30 days after the receipt by the Company of any such request, as of a date not more than 15 days prior to the time such list is furnished; excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

SECTION 7.02. Preservation of Information; Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar, if so acting.

(b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company, Holdings nor the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 7.03. Reports by Trustee. (a) Within 60 days after June 15 of each year commencing June 15, 2004, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture to the extent required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when the Securities are listed on any stock exchange and of any delisting thereof.

SECTION 7.04. Reports by Company. The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE VIII

Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 8.01. Company and Holdings May Consolidate, Etc. Only on Certain Terms. Neither the Company nor Holdings will, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any Person or Persons, unless at the time and after giving effect thereto:

(1) either:

(x) if the transaction or transactions is a merger or consolidation, the Company or Holdings, as the case may be, shall be the surviving Person of such merger or consolidation, or

(y) the Person formed by such consolidation or into which the Company or Holdings, as the case may be, is merged or to which the properties and assets of the Company or Holdings, as the case may be, are transferred substantially as an entirety (any such surviving Person or transferee Person being the “Surviving Entity”) shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental Indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company or Holdings, as the case may be, under the Securities, this Indenture and the

Registration Rights Agreement and this Indenture, the Securities, the Guarantee and the Registration Rights Agreement shall remain in full force and effect; and

(2) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing.

In connection with any consolidation, merger, transfer, lease, assignment or other disposition contemplated by the foregoing provisions of this Section 8.01, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer, lease, assignment, or other disposition and the supplemental Indenture in respect thereof (required under clause (1)(y) of this Section 8.01) comply with the requirements of this Indenture.

SECTION 8.02. Successor Substituted. Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company or Holdings, as the case may be, in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company or Holdings, as the case may be, is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of the Company or Holdings under the Securities, this Indenture and/or the Registration Rights Agreement, with the same effect as if such successor had been named as the Company or Holdings, as the case may be, in the Securities, this Indenture and/or in the Registration Rights Agreement and, except in the case of a lease, the Company or Holdings, as the case may be, shall be released and discharged from its obligations thereunder.

ARTICLE IX

Amendments; Waivers; Supplemental Indentures

SECTION 9.01. Amendments, Waivers and Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, when authorized by a Board Resolution, the Company, Holdings and the Trustee, at any time and from time to time, may together amend, waive or supplement this Indenture or the Securities, for any of the following purposes:

(i) to evidence the succession of another Person to the Company or Holdings and the assumption by any such successor of the obligations of the Company or Holdings herein and in the Securities or Holding’s Guarantee; or

(ii) to add to the covenants of the Company or Holdings for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or Holdings; or

(iii) to secure the Securities; or

(iv) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or

(v) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture;

provided, however, that (a) such amendment, waiver or supplement does not adversely affect the rights of any Holder of Securities and (b) the Company shall have delivered to the Trustee an Opinion of Counsel stating that such action pursuant to clauses (i), (ii), (iii), (iv) or (v) above is permitted by this Indenture. The Trustee shall not be obligated to enter into any such amendment, waiver or supplemental indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02. Modifications, Amendments and Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company and Holdings, each when authorized by a Board Resolution, and the Trustee may together modify, amend or supplement this Indenture or the Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such modification, amendment or supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(i) reduce the principal amount of, extend the Stated Maturity of or alter the redemption provisions of, the Securities,

(ii) change the currency in which any Securities or any premium or the interest thereon is payable,

(iii) reduce the percentage in principal amount of Outstanding Securities that must consent to an amendment, supplement or waiver or consent to take any action under this Indenture or the Securities or the Guarantee,

(iv) impair the right to institute suit for the enforcement of any payment on or with respect to the Securities or the Guarantee,

(v) waive a default in payment with respect to the Securities or the Guarantee,

(vi) amend, change or modify the obligation of the Company to make and consummate a Fundamental Change Offer in the event of a Fundamental Change or modify any of the provisions or definitions with respect thereto,

(vii) amend, change or modify the Company’s obligation to purchase or repurchase any Security at the option of the holder (including reduce any amount payable upon repurchase of any Security) as required under this Indenture;

(viii) except as permitted by this Indenture, increase the Conversion Price or modify the provisions of this Indenture relating to conversion of the Securities in a manner adverse to the Holders of the Securities;

(ix) reduce or change the rate or time for payment of interest on the Securities; or

(x) modify or change any provision of this Indenture affecting the ranking of the Securities or the Guarantee in a manner adverse to the Holders of the Securities.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment or supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

The Trustee shall join with the Company and Holdings in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such amendment or supplemental indenture.

SECTION 9.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise; provided that the Trustee shall enter into and execute all other supplemental indentures which satisfy all applicable conditions under this Article IX.

SECTION 9.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 9.06. Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture, provided that any failure by the Trustee to make such notation shall not affect the validity of the matter provided for in such supplemental indenture or any Security or the Guarantee hereunder. If the Company shall so determine, new Securities or Guarantees so modified as to conform, in the opinion of the Trustee, Holdings and the Company, to any such supplemental indenture may be prepared and executed by the Company or Holdings and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

SECTION 9.07. No Liability for Certain Persons. No director, officer, employee, or stockholder of Holdings or the Company, as such, shall have any liability for any obligations of the Company or Holdings under the Securities, the Guarantee or this Indenture based on or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The foregoing waiver and release are an integral part of the consideration for the issuance of the Securities and the Guarantee.

ARTICLE X

Covenants

SECTION 10.01. Payment of Principal, Premium and Interest. The Company shall duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture. The Company will deposit or cause to be deposited with the Trustee or its nominee, no later than the opening of business on the date of the Stated Maturity of any Security or no later than the opening of business on the due date for any installment of interest, all payments so due, which payments shall be in immediately available funds on the date of such Stated Maturity or due date as the case may be.

SECTION 10.02. Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment or for conversion, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company or Holdings in respect of the Securities, the Guarantee and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at a Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands. In the event any such notice or demands are so made or served on the Trustee, the Trustee shall promptly forward copies thereof to the Company.

The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Trustee as Paying Agent, Security Registrar and Conversion Agent, and the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, located at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust Administration, as one such office or agency of the Company for each of the aforesaid purposes.

SECTION 10.03. Money for Security Payments to be Held in Trust. If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents, the Company will, prior to 11:00 a.m., New York City time, on each due date of the principal of (and premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will: (i) comply with the provisions of the Trust Indenture Act applicable to it as Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent (other than the Company) to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 10.04. Existence; Activities. Subject to Article VIII, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and material franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors of the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 10.05. Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Significant Subsidiaries or upon the income, profits or property of the Company or any of its Significant Subsidiaries, and (2) all lawful material claims for labor, materials and supplies which, if unpaid, might by law become a lien upon property of the Company or any of its Significant Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 10.06. Fundamental Change. (a) Upon the occurrence of a Fundamental Change, the Company shall make an offer to purchase (a “Fundamental Change Offer”) on a Business Day not more than 60 nor less than 30 days following the occurrence of the Fundamental Change (the “Fundamental Change Purchase Date”), all of the then Outstanding Securities tendered at a purchase price in cash (the “Fundamental Change Purchase Price”) equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the Fundamental Change Purchase Date. The Company shall be required to purchase all Securities tendered pursuant to the Fundamental Change Offer and not withdrawn.

(b) On the Fundamental Change Purchase Date, the Company shall (i) accept for payment Securities or portions thereof (not less than $1,000 principal amount and integral multiples thereof) tendered pursuant to the Fundamental Change Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Securities so accepted together with an Officer’s Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and make available for delivery to such Holders a new Security of like tenor equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Fundamental Change Offer not later than the third Business Day following the Fundamental Change Purchase Date.

(c) The Company shall not be required to make a Fundamental Change Offer upon a Fundamental Change if a third party makes the Fundamental Change Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a

Fundamental Change Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Fundamental Change Offer.

(d) The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws or regulations are applicable, in the event that a Fundamental Change occurs and the Company is required to purchase Securities as described above.

(e) Upon the occurrence of a Fundamental Change, the Company shall not repurchase any Subordinated Indebtedness of the Company pursuant to an offer to purchase or otherwise until (1) the requirements of this Section 10.06 have been satisfied or (2) the Company shall have obtained the requisite consent under this Indenture to permit the repurchase of such Subordinated Indebtedness.

(f) In order to effect a Fundamental Change Offer, the Company shall, not later than 30 days following the date of the occurrence of a Fundamental Change (the “Fundamental Change Date”), send or cause to be sent by first-class mail, postage prepaid, to each Holder of Securities at its address appearing in the register for the Securities on the date of the Fundamental Change Offer, a notice of such Fundamental Change Offer (the “Fundamental Change Offer Notice”), which notice shall govern the terms of such Fundamental Change Offer. Unless otherwise required by applicable law, the Fundamental Change Offer Notice shall specify an expiration date of the Fundamental Change Offer which shall be not less than 20 Business Days following the date of such Fundamental Change Offer (or such later date as may be necessary for the Company to comply with the Exchange Act), and shall set forth a Fundamental Change Purchase Date determined in accordance with this Section 10.06. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Fundamental Change Offer Notice of the Company’s obligation to make a Fundamental Change Offer, and the Fundamental Change Offer shall be mailed by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. The Fundamental Change Offer Notice shall contain all the information required by applicable law to be included therein. The Fundamental Change Offer Notice shall contain all instructions and materials necessary, and set forth the procedures required, to enable such Holders to tender Securities pursuant to the Fundamental Change Offer. The Fundamental Change Offer Notice shall also state:

(1) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

(2) the expiration date of the Fundamental Change Offer and the Fundamental Change Purchase Date;

(3) the Fundamental Change Purchase Price to be paid by the Company for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture), including the amount of accrued and unpaid interest to be paid;

(4) that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount;

(5) the place or places where Securities are to be surrendered for tender pursuant to the Fundamental Change Offer;

(6) that interest on any Security not tendered pursuant to the Fundamental Change Offer will continue to accrue;

(7) that on the Fundamental Change Purchase Date the Fundamental Change Purchase Price will become due and payable upon each Security being accepted for payment pursuant to the Fundamental Change Offer and that interest thereon shall cease to accrue on and after the Fundamental Change Purchase Date;

(8) that each Holder electing to tender all or any portion of a Security pursuant to the Fundamental Change Offer will be required to surrender such Security at the place or places specified in the Fundamental Change Offer Notice prior to the close of business on the date of expiration of the Fundamental Change Offer (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing);

(9) that Holders will be entitled to withdraw all or any portion of Securities tendered if the Company (or its Paying Agent) receives, not later than the close of business on the fifth Business Day next preceding the expiration date of the Fundamental Change Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

(10) that in the case of a Holder whose Security is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

SECTION 10.07. Statement by Officers as to Default; Compliance Certificates. (a) The Company shall deliver to the Trustee, prior to March 31 in each year commencing with the year beginning on January 1, 2004, an Officer’s Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder), and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which he may have knowledge.

(b) The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of a Default or an

Event of Default, an Officer’s Certificate setting forth the details of such Default or Event of Default, and the action which the Company proposes to take with respect thereto.

SECTION 10.08. Provision of Financial Information. For so long as the Securities are outstanding, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission (if permitted by Commission practice and applicable law and regulations) the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which the Company would have been required so to file such documents if the Company were so subject. If, notwithstanding the preceding sentence, filing such documents by the Company with the Commission is not permitted by Commission practice or applicable law or regulations, the Company will transmit (or cause to be transmitted) by mail to the Trustee and all Holders of the Securities, as their names and addresses appear in the Securities Register, copies of such documents within 15 days after the Required Filing Date. In addition, for so long as any Securities remain outstanding, the Company will furnish to the Holders of Securities and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial holder of Securities, if not obtainable from the Commission, information of the type that would be filed with the Commission pursuant to the foregoing provisions upon the request of any such Holder.

ARTICLE XI

Redemption of Securities

SECTION 11.01. Right of Redemption. The Securities may be redeemed at the election of the Company, in the amounts, at the times, at the Redemption Prices (together with any applicable accrued and unpaid interest to the Redemption Date), and subject to the conditions specified in the form of Security and hereinafter set forth.

SECTION 11.02. Applicability of Article. Redemption of Securities at the election of the Company, as permitted by this Indenture and the provisions of the Securities, shall be made in accordance with such provisions and this Article.

SECTION 11.03. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities pursuant to Section 11.01 shall be evidenced by a Board Resolution. In the event of any redemption at the election of the Company pursuant to Section 11.01, the Company shall notify the Trustee, in case of a redemption of less than all the Securities, at least 60 days, and in the case of a redemption of all the Securities, at least 40 days, prior to the Redemption Date fixed by the Company (in each case, unless a shorter notice shall be satisfactory to the Trustee) of such Redemption Date and of the principal amount of Securities to be redeemed.

SECTION 11.04. Selection by Trustee of Securities to Be Redeemed. In the event that less than all of the Securities are to be redeemed at any time, selection of such Securities for redemption will be made by the Trustee on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate (subject to the rules of the Depositary); provided, however, that Securities shall only be redeemable in amounts of $1,000 or an integral multiple of $1,000.

If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities that have been converted during a selection of Securities to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection. The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture and of the Securities, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 11.05. Notice of Redemption. Notice of redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

All notices of redemption shall identify the Securities to be redeemed (including, if used, CUSIP or CINS numbers) and shall state:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) if less than all the Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed;

(iv) that on the Redemption Date the Redemption Price and accrued interest to, but excluding, the Redemption Date will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after such Redemption Date;

(v) the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued interest to, but excluding, the Redemption Date; and

(vi) the Conversion Rate, the date on which the right to convert the Securities to be redeemed will terminate and the places where such Securities may be surrendered for conversion.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company and shall be irrevocable.

SECTION 11.06. Deposit of Redemption Price. Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) any applicable accrued interest on, all the Securities which are to be redeemed on that date, other than any Securities called for redemption on that date which have been converted prior to the date of deposit.

SECTION 11.07. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and any applicable accrued interest or the Paying Agent is prohibited from making such payment pursuant to Article XIV) interest shall cease to accrue on such Securities or portions thereof. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with any applicable accrued and unpaid interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more predecessor securities, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 3.07.

If any Security called for redemption in accordance with the election of the Company made pursuant to Section 11.01 shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate provided by the Security, and such Security shall remain convertible until the Redemption Price of such Security (or portions thereof, as the case may be) shall have been paid or duly provided for.

SECTION 11.08. Securities Redeemed in Part. Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 10.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount at Stated Maturity equal to and in exchange for the unredeemed portion of the principal amount at Stated Maturity of the Security so surrendered.

ARTICLE XII

Repurchase at the Option of the Holder on the Purchase Dates.

SECTION 12.01. General. At the option of the Holders, the Securities shall be purchased by the Company as of October 15, 2010, October 15, 2013 and October 15, 2018 (each, a “Purchase Date”), in whole or in part, at 100% of the principal amount in cash, on the applicable Purchase Date, of such Securities to be purchased, together with accrued and unpaid interest to, but excluding, the applicable Purchase Date (the “Purchase Price”) upon delivery to the Paying Agent by the Holder, of a written notice of purchase (a “Purchase Notice”) at any time from the opening of business on the date that is 20 Business Days prior to the applicable Purchase Date until the close of business on such Purchase Date. The Purchase Notice shall include the following information:

(a) if certificated Securities have been issued, the certificate number of the Securities that the Holder will deliver to be purchased, or if no certificated Securities have been issued, such information as may be required under the Applicable Procedures of the Depositary and this Indenture;

(b) the portion of the principal amount of the Securities that the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof;

(c) that such Securities shall be purchased by the Company as of the applicable Purchase Date pursuant to the terms and conditions specified in this Indenture; and

(d) that delivery of such Security to the Paying Agent prior to, on or after the applicable Purchase Date (together with all necessary endorsements) (at the offices of the Paying Agent in the case of certificated Securities or otherwise by book-entry transfer) is a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 12.01 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

The Paying Agent shall promptly notify the Company of the receipt by it of a Purchase Notice.

Any purchase by the Company contemplated pursuant to the provisions of this Section 12.01 shall be consummated by the delivery of the consideration from the Company to the Paying Agent, to be received by the Holder promptly following the later of the applicable Purchase Date and the time of delivery of the Security.

If the Paying Agent holds money or securities sufficient to pay the Purchase Price of the Securities on the Business Day following the applicable Purchase Date in accordance with the terms of this Indenture, then, immediately after such Purchase Date, the Securities will cease to be Outstanding whether or not the Securities have been delivered to the Paying Agent; provided that the Paying Agent is not prohibited from paying such money to the Holders pursuant to Article XIV hereof. Thereafter, all other rights of the Holders shall terminate, other than the right to receive the Purchase Price upon delivery of the Securities.

Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of a portion of a Security.

SECTION 12.02. Notice of Purchase. The Company is required to give notice (the “Notice of Purchase”) to the Holders on a date that is no less than 20 Business Days prior to the applicable Purchase Date. The Notice of Purchase shall be delivered to all Holders at their respective addresses shown in the Securities Register and to beneficial owners as required by law, and shall include the following information:

(a) the name and address of the Paying Agent;

(b) that the Purchase Notice must be delivered by each Holder electing to have the Company repurchase such Holder’s Securities (or a portion thereof) as of the applicable Purchase Date, to the Paying Agent

(c) the Notice of Purchase shall include a form of Purchase Notice;

(d) that the Securities must be surrendered (by physical delivery at the office of the Paying Agent in the case of certificated Securities, or otherwise by book-entry transfer) to the Paying Agent to collect payment;

(e) that the Purchase Price for any Security as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the applicable Purchase Date and the time of surrender of such Security;

(f) a brief summary of the conversion rights of the Securities;

(g) the procedures for withdrawing a Purchase Notice and a sample form of Notice of Withdrawal; and

(h) the CUSIP number or numbers of the Securities being purchased.

At the Company’s request, the Trustee shall give the Notice of Optional Repurchase in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Notice of Optional Repurchase shall be prepared by the Company.

SECTION 12.03. Notice of Withdrawal. Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Article XII shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the applicable Purchase Date by delivery of a written notice of withdrawal (a “Notice of Withdrawal”) to the Paying Agent. The Notice of Withdrawal shall indicate the following:

(a) the principal amount of Securities being withdrawn;

(b) if certificated Securities have been issued, the certificate numbers of the Securities being withdrawn or if certificated Securities have not been issued, such information as may be required under the Applicable Procedures of the Depositary; and

(c) the principal amount, if any, that remains subject to the Purchase Notice.

The Paying Agent shall promptly notify the Company of the receipt by it of any written notice of withdrawal.

ARTICLE XIII

Guarantee

SECTION 13.01. Guarantee. Holdings hereby unconditionally and irrevocably guarantees, on a senior subordinated basis, to each Holder and to the Trustee and its successors and assigns (a) the full and prompt payment (within applicable grace periods) of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and prompt performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guarantee Obligations”). Holdings further agrees that the Guarantee Obligations may be extended or renewed, in whole or in part, without notice or further assent from Holdings, and that Holdings will remain bound under this Article XIII notwithstanding any extension or renewal of any Guarantee Obligation.

Holdings waives presentation to, demand of payment from and protest to the Company of any of the Guarantee Obligations and also waives notice of protest for nonpayment. Holdings waives notice of any default under the Securities or the Guarantee Obligations. The obligations of Holdings hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guarantee Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guarantee Obligations; or (f) any change in the ownership of Holdings.

Holdings further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guarantee Obligations.

To the fullest extent permitted by law, the obligations of Holdings hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantee Obligations or otherwise. Without limiting the generality of the foregoing, to the fullest extent permitted by law, the obligations of Holdings herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this

Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Guarantee Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of Holdings or would otherwise operate as a discharge of such guarantor as a matter of law or equity.

Holdings further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guarantee Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against Holdings by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guarantee Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption, by repurchase or otherwise (within applicable grace periods), or to perform or comply with any other Guarantee Obligation (within applicable grace periods), Holdings hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guarantee Obligations, (ii) accrued and unpaid interest on such Guarantee Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guarantee Obligations of the Company to the Holders and the Trustee.

Holdings agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations Guaranteed hereby until payment in full of all Guarantee Obligations. Holdings further agrees that, as between Holdings, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guarantee Obligations Guaranteed hereby may be accelerated as provided in Article V for the purposes of its Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guarantee Obligations as provided in Article V, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by Holdings for the purposes of this Section.

Holdings also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section.

SECTION 13.02. [Intentionally Omitted].

SECTION 13.03. Execution and Delivery of Guarantee. The Guarantee to be endorsed on the Securities shall be in the form set forth in Exhibit C. Holdings hereby agrees to execute its Guarantee in such form, to be endorsed on each Security authenticated and delivered by the Trustee.

The Guarantee shall be executed on behalf of Holdings by any one of Holdings’ Chairman of the Board, Vice Chairman of the Board, President, Chief Financial Officer or Vice

Presidents and any authorized signatories for Holdings that are not corporations. The signature of any or all of these officers on the Guarantee may be manual or facsimile.

A Guarantee bearing the manual or facsimile signatures of individuals who were at any time the proper officers of Holdings shall bind Holdings, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Security on which such Guarantee is endorsed or did not hold such offices at the date of such Guarantee.

The Guarantee shall be registered, transferred, exchanged and cancelled, and shall be held in definitive or global form, in the same manner and together with, the Security to which it relates, in accordance with Article III.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee endorsed thereon on behalf of Holdings. Holdings hereby agrees that its Guarantee set forth in Section 13.01 shall remain in full force and effect notwithstanding any failure to endorse a Guarantee on any Security.

SECTION 13.04. Successors and Assigns. This Article XIII shall be binding upon Holdings and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 13.05. No Waiver, etc. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XIII shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XIII at law, in equity, by statute or otherwise.

SECTION 13.06. Modification, etc. No modification, amendment or waiver of any provision of this Article, nor the consent to any departure by Holdings therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Holdings in any case shall entitle Holdings or any other guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 13.07. Subordination of Guarantee. The obligations of Holdings pursuant to its Guarantee and this Article XIII shall be (a) junior and subordinated in right of payment to the prior payment in full in cash of all Senior Indebtedness of Holdings and (b) senior in right of payment to all existing and future Subordinated Indebtedness of Holdings, in each case on the same basis as the Securities and the obligations of the Company hereunder are junior and subordinated to all Senior Indebtedness of the Company and senior in right of payment to all Subordinated Indebtedness of the Company. For the purposes of this

Section 13.07, Article XIV shall apply to the obligations of Holdings under its Guarantee, this Article XIII and the other provisions of this Indenture as if references therein to the Company, the Securities, Senior Indebtedness of the Company, Subordinated Indebtedness of the Company and Designated Senior Indebtedness of the Company were references to Holdings, Holdings’ Guarantee, Senior Indebtedness of Holdings, Subordinated Indebtedness of Holdings and Designated Senior Indebtedness of Holdings, respectively.

ARTICLE XIV

Subordination

SECTION 14.01. Securities Subordinate to Senior Indebtedness and Senior to Subordinated Indebtedness. The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees that, to the extent and in the manner hereinafter set forth in this Article XIV, the Indebtedness evidenced by the Securities is hereby expressly made subordinate in right of payment to the prior payment in full in cash of all Senior Indebtedness and senior in right of payment to all existing and future Subordinated Indebtedness of the Company.

SECTION 14.02. Payment Over of Proceeds Upon Dissolution, Etc. In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or its assets, or any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshalling of assets or liabilities of the Company, all Senior Indebtedness (including, in the case of Designated Senior Indebtedness, any interest accruing subsequent to the filing of a petition for bankruptcy (regardless of whether such interest is an allowed claim in the bankruptcy proceeding)) must be paid in full in cash before any payment (other than payments in the form of Qualified Equity Interests or other securities the payment of which is subordinated, at least to the same extent as the Securities, to the payment of all Senior Indebtedness which may at the time be outstanding) is made on account of the principal of, premium, if any, or interest on the Securities.

SECTION 14.03. No Payment When Designated Senior Indebtedness is in Default. During the continuance of any default in the payment of principal, or premium, if any, or interest on any Senior Indebtedness, when the same becomes due, and after receipt by the Trustee and the Company from representatives of holders of such Senior Indebtedness of written notice of such default, no direct or indirect payment by or on behalf of the Company of any kind or character (other than Qualified Equity Interests or other securities the payment of which is subordinated, at least to the same extent as the Securities, to the payment of all Senior Indebtedness which may at the time be outstanding) may be made on account of the principal of, premium, if any, or interest on, or the purchase, redemption or other acquisition of, the Securities unless and until such default has been cured or waived or has ceased to exist or such Senior Indebtedness shall have been discharged or paid in full in cash, after which the Company shall resume making any and all required payments in respect of the Securities, including any missed payments.

In addition, during the continuance of any other default with respect to any Designated Senior Indebtedness that permits, or would permit with the passage of time or the giving of notice or both, the maturity thereof to be accelerated (a “Non-payment Default”) and upon the earlier to occur of (a) receipt by the Trustee and the Company from the representatives of holders of such Designated Senior Indebtedness of a written notice of such Non-payment Default or (b) if such Non-payment Default results from the acceleration of the maturity of the Securities, the date of such acceleration, no payment of any kind or character (excluding Qualified Equity Interests or subordinated securities) may be made by the Company on account of the principal of, premium, if any, or interest on, or the purchase, redemption, or other acquisition of, the Securities for the period specified below (the “Payment Blockage Period”).

The Payment Blockage Period shall commence upon the receipt of notice of a Non-payment Default by the Trustee and the Company from the representatives of holders of Designated Senior Indebtedness or the date of the acceleration referred to in clause (b) of the preceding paragraph, as the case may be, and shall end on the earliest to occur of the following events: (i) 179 days have elapsed since the receipt of such notice or the date of the acceleration referred to in clause (b) of the preceding paragraph (provided the maturity of such Designated Senior Indebtedness shall not theretofore have been accelerated), (ii) such default is cured or waived or ceases to exist or such Designated Senior Indebtedness is discharged or paid in full in cash, or (iii) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the representatives of holders of Designated Senior Indebtedness initiating such Payment Blockage Period, after which the Company shall promptly resume making any and all required payments in respect of the Securities, including any missed payments. Only one Payment Blockage Period with respect to the Securities may be commenced within any 360 consecutive day period. No Non-payment Default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period shall be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 360 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days. In no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice or the date of the acceleration initiating such Payment Blockage Period and there must be a 180 consecutive day period in any 360 day period during which no Payment Blockage Period is in effect.

SECTION 14.04. Subrogation to Rights of Holders of Senior Indebtedness. Subject to the payment in full in cash of all Senior Indebtedness, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article XIV to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, premium, if any, and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article XIV, and no payments over pursuant to the provisions of this Article XIV to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

SECTION 14.05. Provisions Solely to Define Relative Rights. The provisions of this Article XIV are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article XIV or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, premium, if any and interest on the Securities as and when the same shall become due and payable in accordance with their terms; (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Securities from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XIV of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

SECTION 14.06. Trustee to Effectuate Subordination. Each Holder of a Security by its acceptance thereof authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XIV and appoints the Trustee its attorney-in-fact for any and all such purposes.

SECTION 14.07. No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article XIV or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 14.08. Notice to Trustee. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article XIV or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received at its Corporate Trust Office the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment in cash of the principal of, premium, if any or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

SECTION 14.09. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article XIV, the Trustee, subject to the provisions of Section 6.01, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XIV.

SECTION 14.10. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article XIV or otherwise, except in the case of gross negligence or wilful misconduct on the part of the Trustee.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

SECTION 14.11. Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee’s Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XIV with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

Nothing in this Article XIV shall apply to claims of, or payments to, the Trustee or its agent or counsel under or pursuant to Section 6.07.

SECTION 14.12. Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article XIV shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XIV in addition to or in place of the Trustee; provided, however, that Section 14.11 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

ARTICLE XV

Conversion of Securities

SECTION 15.01. Conversion Privilege and Conversion Rate. (a) Subject to and upon compliance with the provisions of this Article XV, at the option of the Holder thereof, any Security that is an integral multiple of $1,000 may be converted into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion and subject to the adjustments described below, as follows:

(1) if, on or prior to October 15, 2022, the Closing Price of the Common Stock for at least 20 Trading Days in the period of the 30 consecutive Trading Days ending on the last Trading Day of any fiscal quarter is more than 125% of the then current Conversion Price of the Securities, then the Holder thereof will be entitled to convert such Security during the immediately following fiscal quarter;

(2) if, on any date after October 15, 2022, the Closing Price of the Common Stock is more than 125% of the then current Conversion Price of the Securities, then the Holder thereof will be entitled to convert such Security at all times thereafter

(3) if the Company elects to call the Securities for redemption on or after October 20, 2010, then the Holder thereof will be entitled to convert such Security (or the portion of the Security called for redemption, if less than all), until the close of business on the Trading Day prior to the Redemption Date;

(4) if Holdings distributes to all or substantially all holders of Common Stock rights, options or warrants entitling them to purchase Common Stock at less than the Closing Price of the Common Stock on the last day preceding the declaration for such distribution, except with respect to any existing or future Rights Plan, then the Holder thereof will be entitled to convert such Security in the period described below;

(5) if Holdings distributes to all or substantially all holders of Common Stock cash, assets, debt securities or capital stock, which distribution has a per share value as determined by the Board of Directors of Holdings exceeding 5% of the Closing Price of the Common Stock on the last day preceding the declaration for such distribution, then the Holder thereof will be entitled to convert such Security in the period described below; or

(6) if the Company or Holdings becomes a party to a consolidation, merger or sale of all or substantially all of its assets where such consolidation, merger or sale of all or substantially all assets constitutes a Fundamental Change or such an event occurs that would have been a Fundamental Change but for the exceptions (a) and (b) to the definition of “Fundamental Change” set forth in the second paragraph of such definition, then the Holder thereof will be entitled to convert such Security in the period described below.

In the case of a distribution contemplated in clauses (4) and (5) of this Section 15.01(a), the Company will notify Holders at least 20 days prior to the ex-dividend date for such distribution (the “Distribution Notice”). Once the Company has given the Distribution Notice, Holders may surrender their Securities for conversion at any time until the earlier of the close of business on the last Business Day preceding the ex-dividend date or the Company’s announcement that such distribution will not take place. If in the future Holdings adopts another Rights Plan, or if Holdings amends or issues additional Rights under its Rights Plan in existence on the Issue Date, Holders will not have any conversion right pursuant to clause (4) above or otherwise, solely as a result of the issuance of Rights pursuant to any such Rights Plan. Notwithstanding the foregoing, in the event of a distribution contemplated in clauses (4) and (5) of this Section 15.01(a), Holders may not convert the Securities if the Holders may participate in such distribution without converting their Securities.

In the event of a consolidation, merger or sale of all or substantially all of the Company’s or Holdings’ assets as contemplated in clause (6) of this Section 15.01(a), the Company will notify Holders at least 20 days prior to the anticipated closing date of such transaction (the “Merger Notice”). Once the Company has given the Merger Notice, the Holders may, in the event of such consolidation, merger or sale of all or substantially all of the Company’s or Holdings’ assets, as contemplated in clause (6) above, surrender Securities for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of such transaction until the date which is 15 days after the actual effective date of such transaction.

With respect to clause (1) of this Section 15.01(a), the Conversion Agent will determine, on behalf of the Company, on the last Trading Day succeeding the first day of the fiscal quarter in which the Securities would be convertible, whether the Securities are convertible as set forth in such clause (1) based upon the Closing Price of the Common Stock and the then current Conversion Price and, if so, will notify the Company.

(b) Subject to the further provisions of this Article XV, a Holder of a Security may also convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) for the five Business Day period after any five consecutive Trading Day period in which the average of the Trading Prices for the Securities for such five Trading Day period was less than 95% of the average Conversion Value for the Securities during such period; provided, however, that if on the Conversion Date, the Closing Price of shares of Common Stock is greater than the then current Conversion Price of the Securities and less than or equal to 125% of the then current Conversion Price of the Securities, a Holder surrenders its Securities for conversion and the Securities are not otherwise convertible, then such Holder will receive, (i) at the Company’s option for a Conversion Date on or before October 19, 2010, cash or Common Stock with a value equal to the principal amount of such Holder’s Securities on such Conversion Date or (ii) for a Conversion Date on or after October

20, 2010, cash equal to the principal amount of such Holder’s Securities on such Conversion Date and for such conversion the Company will not have the option to pay in Common Stock. If the Company elects to pay the Holder in Common Stock, the Common Stock will be valued at 100% of the average Closing Price of Common Stock for the five Trading Days ending on the third Trading Day preceding the Conversion Date.

The “Conversion Value” for the Securities is equal to the product of (i) the Closing Price of the Common Stock on a given day and (ii) the then current Conversion Rate.

The “Trading Price” of the Securities on any Trading Day means the average of the secondary market bid quotations per Security obtained by the Conversion Agent for $5,000,000 principal amount of the Securities at approximately 3:30 p.m., New York City time, on such Trading Day from an independent nationally recognized securities dealer the Company selects; provided that if the Conversion Agent cannot reasonably obtain a bid for $5,000,000 principal amount of the Securities from a nationally recognized securities dealer or if in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price of the Securities will be deemed to be equal to the product of the then current Conversion Rate and the Closing Price of Common Stock on such Trading Day. The Conversion Agent shall have no obligation to determine the Trading Price of the Securities unless the Company has requested such determination; and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price of the Securities is reasonably likely to be less than 95% of the Conversion Value; at which time, the Company shall instruct the Conversion Agent to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price is greater than or equal to 95% of the Conversion Value.

(c) The conversion right, subject to the conditions described in clauses (a) and (b) of this Section 15.01, shall commence on the Issue Date and expire at the close of business on the Maturity Date, subject, in the case of conversion of any Global Security, to any Applicable Procedures. In case a Holder of a Security exercises his right to require the Company to repurchase a Security, such conversion right in respect of the Security, or portion thereof so called, shall expire at the close of business on the second Trading Day immediately preceding the Fundamental Change Purchase Date unless the Company defaults in making the payment due upon repurchase (subject as aforesaid to any Applicable Procedures with respect to any Global Security).

Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities into Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article XV.

The rate at which shares of Common Stock shall be delivered upon conversion (herein called the “Conversion Rate”) shall be initially 38.9520 shares of Common Stock for each $1,000 principal amount of Securities. The Conversion Rate shall be adjusted in certain instances as provided in this Article XV.

SECTION 15.02. Exercise of Conversion Privilege. In order to exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security, duly endorsed in blank, at any office or agency of the Company maintained for that purpose pursuant to this Indenture, accompanied by a duly signed and completed conversion notice substantially in the form set forth in Section 2.02 hereof stating that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted.

Each Security surrendered for conversion (in whole or in part) during the Record Date Period shall (except in the case of any Security or portion thereof which has been called for redemption on a Redemption Date, is repurchasable on a Fundamental Change Purchase Date or purchasable on a Purchase Date, occurring, in any such case, within such Record Date Period and, as a result, the right to convert such Security would otherwise terminate in such period if not exercised) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company in an amount equal to the interest, if any, payable on such Interest Payment Date on the principal amount of such Security (or part thereof, as the case may be) being surrendered for conversion. The interest so payable on such Interest Payment Date with respect to any Security (or portion thereof, if applicable) that is surrendered for conversion during the Record Date Period shall be paid to the Holder of such Security as of such Record Date in an amount equal to the interest that would have been payable on such Security if such Security had been converted as of the close of business on such Interest Payment Date. Interest payable on any Interest Payment Date in respect of any Security surrendered for conversion on or after such Interest Payment Date shall be paid to the Holder of such Security as of the Record Date next preceding such Interest Payment Date, notwithstanding the exercise of the right of conversion.

Except as provided in the preceding paragraph and subject to the last paragraph of Section 3.07, no cash payment or adjustment shall be made upon any conversion on account of any interest accrued from the Interest Payment Date next preceding the conversion date, in respect of any Security (or part thereof, as the case may be) surrendered for conversion, or on account of any dividends on the Common Stock issued upon conversion. The Company’s delivery to the Holder of the number of shares of Common Stock (and cash in lieu of fractions thereof, as provided in this Indenture) into which a Security is convertible will be deemed to satisfy the Company’s obligation to pay (i) the principal amount of the Security and (ii) accrued but unpaid interest to, but excluding, the Conversion Date.

Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the Conversion Date, Holdings shall issue and deliver to the Trustee, for delivery to the Holder (unless a different Person is indicated on the Conversion Notice), a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 15.03.

All shares of Common Stock delivered upon such conversion of Restricted Securities shall bear restrictive legends substantially in the form of the legends required to be set forth on the Restricted Securities pursuant to Section 3.05 and shall be subject to the restrictions on transfer provided in such legends. Neither the Trustee nor any agent maintained for the purpose of such conversion shall have any responsibility for the inclusion or content of any such restrictive legends on such Common Stock; provided, however, that the Trustee or any agent maintained for the purpose of such conversion shall have provided, to Holdings or to Holdings’ transfer agent for such Common Stock, prior to or concurrently with a request to Holdings to deliver such Common Stock, written notice that the Securities delivered for conversion are Restricted Securities.

In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if the principal amount of such Security to be converted is any integral multiple of $1,000 and the principal amount of such security to remain Outstanding after such conversion is equal to $1,000 or any integral multiple of $1,000 in excess thereof.

If shares of Common Stock to be issued upon conversion of a Restricted Security, or Securities to be issued upon conversion of a Restricted Security in part only, are to be registered in a name other than that of the beneficial owner of such Restricted Security, then such Holder must deliver to the Conversion Agent a Surrender Certificate, dated the date of surrender of such Restricted Security and signed by such beneficial owner, as to compliance with the restrictions on transfer applicable to such Restricted Security. Neither the Trustee nor any Conversion Agent, Registrar or Transfer Agent shall be required to register in a name other than that of the beneficial owner, shares of Common Stock or Securities issued upon conversion of any such Restricted Security not so accompanied by a properly completed Surrender Certificate.

SECTION 15.03. Fractions of Shares. No fractional shares of Common Stock shall be issued upon conversion of any Security or Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Security or Securities (or specified portions thereof), the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) in an amount equal to the same fraction of the Closing Price at the close of business on the day of conversion.

SECTION 15.04. Adjustment of Conversion Rate. (a) The Conversion Rate shall be subject to adjustments from time to time as follows:

(1) In case Holdings shall pay or make a dividend or other distribution on shares of Common Stock payable in shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If, after any such date fixed for determination, any dividend or distribution is not in fact paid, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors of Holdings determines not to pay such dividend or distribution, to the Conversion Rate that would have been in effect if such determination date had not been fixed. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of Holdings but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. Holdings will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of Holdings.

(2) In case Holdings shall issue rights, options or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share (determined as provided in paragraph (c) of this Section 15.04) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than any rights, options or warrants that by their terms will also be issued to any Holder upon conversion of a Security into shares of Common Stock without any action required by Holdings or any other Person), the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock that the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If, after any such date fixed for determination, any such rights, options or warrants are not in fact issued, or are not exercised prior to the expiration thereof, the Conversion Rate shall be immediately readjusted, effective as of the date such rights, options or warrants expire, or the date the Board of Directors of Holdings determines not to issue such rights, options or warrants, to the Conversion Rate that would have been in effect if the unexercised rights, options or warrants had never been granted or such determination date had not been fixed, as the case may be. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of Holdings but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. Holdings will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of Holdings.

(3) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision or combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(4) In case Holdings shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock or other property (including cash or assets or securities, but excluding (A) any rights, options or warrants referred to in paragraph (a) (2) of this Section, (B) any dividend or distribution paid exclusively in cash, (C) any dividend or distribution referred to in paragraph (a)(1) of this Section and (D) any consideration distributed in any merger or consolidation to which Section 15.11 applies), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price per share (determined as provided in paragraph (c) of this Section 15.04) of the Common Stock on the date fixed for such determination less the then fair market value of the portion of the assets, shares or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. If after any such date fixed for determination, any such distribution is not in fact made, the Conversion Rate shall be immediately readjusted, effective as of the date of the Board of Directors of Holdings determines not to make such distribution, to the Conversion Rate that would have been in effect if such determination date had not been fixed. In the event Holdings distributes shares of capital stock of one of its Subsidiaries, the Conversion Rate will be adjusted, if at all, based on the market value of the Subsidiary stock so distributed relative to the market value of the Common Stock, as described below.

The Board of Directors of Holdings shall determine fair market values for the purposes of this Section 15.04(a)(4), whose determination shall be conclusive and described in a Board Resolution filed with the Trustee; provided, however, that in respect of a dividend or other distribution of shares of capital stock of a class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of Holdings which has a Subsidiary Closing Price (a “Spin-off”), the fair market value of the securities to be distributed shall equal the average of the daily Subsidiary Closing Price of such securities for the five consecutive Trading Days commencing on and including the sixth Trading Day of such securities after the effectiveness of the Spin-off; provided, further, that in the event that an underwritten initial public offering of the securities in the Spin-off occurs simultaneously with the Spin-off, fair market value of the securities distributed in the Spin-off shall be the initial public offering price of such securities and the market price per share of the Common Stock shall mean the Closing Price for the Common Stock on the same Trading Day.

(5) In case Holdings or any of its Subsidiaries shall make a tender offer for Common Stock and such tender offer shall expire, then, immediately prior to the opening of business on the day after the last date (the “Tender Offer Expiration Date”) tenders could have been made pursuant to such tender offer (as such offer may have been amended), the Conversion Rate shall be increased so that the Conversion Rate shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to close of business on the Tender Offer Expiration Date by a fraction of which the numerator shall be the sum of (x) the aggregate consideration (determined as the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of Directors of Holdings, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers’ Certificate delivered to the Trustee thereof) of any other consideration) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the last time at which such tenders could have been made on the Tender Offer Expiration Date (the “Tender Offer Expiration Time”) (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of Holdings) at the Expiration Time and the Current Market Price per share of Common Stock (as determined in accordance with subsection (c) of this Section 15.04) on the Trading Day next succeeding the Tender Offer Expiration Date, and the denominator shall be the product of the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of Holdings) at the Expiration Time multiplied by the Current Market Price per share of the Common Stock (as determined in accordance with subsection (c) of this Section 15.04) on the Trading Day next succeeding the Tender Offer Expiration Date, such increase to become effective immediately prior to the opening of business on the day following the Tender Offer Expiration Date. In the event that Holdings is obligated to purchase shares pursuant to any such tender offer, but Holdings is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased. If the application of this Section 15.04(a)(5) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this Section 15.04(a)(5).

For purposes of this Section 15.04(a)(5), the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

(6) In case Holdings shall, by dividend or otherwise, make a distribution exclusively in cash to all holders of its outstanding Common Stock (excluding any cash that is distributed as part of a distribution referred to in paragraph (a)(4) of this Section or cash distributed upon a merger or consolidation to which Section 15.11 applies) then, and in each such case, immediately after the close of business on such date for determination, the Conversion Rate shall be adjusted to the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (X) the numerator of which shall be equal to the Current Market Price per share (determined as provided in paragraph (c) of this Section) of the Common Stock on the date fixed for such determination plus the amount per share of such dividend or distribution and (Y) the denominator of which shall be equal to the Current Market Price per share (determined as provided in paragraph (c) of this Section) of the Common Stock on such date fixed for determination.

(b) The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 15.11 applies) shall be deemed to involve (a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be “the date fixed for the determination of stockholders entitled to receive such distribution” and “the date fixed for such determination” within the meaning of paragraph (a)(4) of this Section), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be “the day upon which such subdivision becomes effective” or “the day upon which such combination becomes effective”, as the case may be, and “the day upon which such subdivision or combination becomes effective” within the meaning of paragraph (a)(3) of this Section 15.04).

(c) For the purpose of (A) any computation under paragraphs (a)(2), (4) or (5) of this Section 15.04, the “Current Market Price” per share of Common Stock on any date shall be calculated by the Company and be the average of the daily Closing Prices for the 10 consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and (I) in the case of paragraphs (a)(2) or (4) of this Section 15.04, ending not later than, the earlier of the date fixed for determination and the day before the “ex-date” with respect to the issuance or distribution requiring such computation or (II) in the case of paragraph (a)(5) of this Section 15.04, ending not later than, the Tender Offer Expiration Date with respect to the tender offer requiring such computation; and (B) any computation under paragraph (a)(6) of this Section 15.04, the “Current Market Price” per share of Common Stock on any date shall be calculated by the Company and be the average of the daily Closing Prices for the first 10 consecutive Trading Days from and including the first “ex-date” with respect to the dividend or other distribution requiring such computation. For purposes of this paragraph, the term “ex-date”, when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution.

(d) All calculations under this Article shall be made to the nearest $0.01 or to the nearest one-hundredth of a share, as the case may be.

(e) Holdings may make such increases in the Conversion Rate, for the remaining term of the Securities or any shorter term, in addition to those required by paragraphs (a)(1), (2), (3), (4), (5) and (6) of this Section 15.04, as its Board of Directors deems to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of Capital Stock or issuance of rights or warrants to purchase or subscribe for Capital Stock or from any event treated as such for income tax purposes. The Company shall have the power to resolve any ambiguity or correct any error in this paragraph (e) and its actions in so doing shall, absent manifest error, be final and conclusive.

(f) Notwithstanding the foregoing provisions of this Section, no adjustment of the Conversion Rate shall be required to be made (a) upon the issuance of shares of Common Stock pursuant to any present or future plan for the reinvestment of dividends or (b) because of a tender or exchange offer of the character described in Rule 13e-4(h)(5) under the Exchange Act or any successor rule thereto.

(g) To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during such period, and the Board of Directors of the Company shall have made a determination that such increase would be in the best interests of the Company or Holdings, which determination shall be conclusive; provided, however, that no such increase shall be taken into account for purposes of determining whether the Closing Price of the Common Stock equals or exceeds 105% of the Conversion Price in connection with an event which would otherwise be a Fundamental Change pursuant to the definition thereof. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall give notice of the increase to the Holders in the manner provided in Section 1.06 at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(h) If at any time Holdings enacts a Rights Plan, or amends or issues additional Rights under its Rights Plan in existence on the Issue Date: (i) each share of Common Stock issued upon conversion of the Securities pursuant to this Article XV shall be entitled to receive the appropriate number of Rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any Rights Plan, whether or not such Rights have separated from the Common Stock, unless prior to the conversion of the Securities, such Rights have expired, or been terminated or redeemed; and (ii) if Holders of the Securities exercising the right of conversion attaching after the date the Rights separate from the underlying Common Stock are not entitled to receive the rights that would otherwise be attributable to the shares of Common Stock received upon conversion (except in the case where any such Holder or Holders cause, directly or indirectly, the Trigger Event), the Conversion Rate will be adjusted as though the Rights were being distributed to holders of Common Stock on the date of such separation. If such an adjustment is made and the Rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment will be made to the Conversion Rate on an equitable basis.

SECTION 15.05. Notice of Adjustments of Conversion Rate.

Whenever the Conversion Rate is adjusted as herein provided:

(a) the Company shall compute the adjusted Conversion Rate in accordance with Section 15.04 and shall prepare a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be filed with the Trustee and with each Conversion Agent; and

(b) upon each such adjustment, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall be required, and as soon as practicable after it is required, such notice shall be provided by the Company to all Holders in accordance with Section 1.06.

Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Securities desiring inspection thereof at its office during normal business hours, and shall not be deemed to have knowledge of any adjustment in the Conversion Rate unless and until a Responsible Officer of the Trustee shall have received such a certificate. Until a Responsible Officer of the Trustee receives such a certificate, the Trustee and each Conversion Agent may assume without inquiry that the last Conversion Rate of which the Trustee has knowledge of remains in effect.

SECTION 15.06. Notice of Certain Corporate Action.

In case:

(a) Holdings shall declare a dividend (or any other distribution) on its Common Stock payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require any adjustment pursuant to Section 15.04; or

(b) Holdings shall authorize the granting to all or substantially all of the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

(c) of any reclassification of the Common Stock, or of any consolidation, merger or share exchange to which Holdings is a party and for which approval of any stockholders of Holdings is required, or of the conveyance, sale, transfer or lease of all or substantially all of the assets of Holdings; or

(d) of the voluntary or involuntary dissolution, liquidation or winding up of Holdings;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to this Indenture, and shall cause to be provided to all Holders in accordance with Section 1.06, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up. Neither the failure to give such notice or the notice referred to in the following paragraph nor any defect therein shall affect the legality or validity of the proceedings described in clauses (a) through (d) of this Section 15.06. If at the time the Trustee shall not be the Conversion Agent, a copy of such notice shall also forthwith be filed by the Company with the Trustee.

The Company shall cause to be filed at the Corporate Trust Office and each office or agency maintained for the purpose of conversion of Securities pursuant to this Indenture, and shall cause to be provided to all Holders in accordance with Section 1.06, notice of any tender offer by Holdings or any of its Subsidiaries for all or any portion of the Common Stock at or about the time that such notice of tender offer is provided to the public generally.

SECTION 15.07. Company to Reserve Common Stock. Holdings shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding Securities.

SECTION 15.08. Taxes on Conversions. Except as provided in the next sentence, the Company will pay any and all taxes and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any tax or duty that may be payable in respect of (i) income of the Holder, (ii) cash received by the Holder in lieu of fractional shares or (iii) any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

SECTION 15.09. Covenant as to Common Stock. Holdings agrees that all shares of Common Stock that may be delivered upon conversion of Securities, upon such delivery, will have been duly authorized and validly issued and will be fully paid and nonassessable and, except as provided in Section 15.08, Holdings or the Company shall pay all taxes, liens and charges with respect to the issue thereof.

SECTION 15.10. Cancellation of Converted Securities. All Securities delivered for conversion shall be delivered to the Trustee or its agent to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 3.09.

SECTION 15.11. Provision in Case of Consolidation, Merger or Sale of Assets. In case of any consolidation or merger of Holdings with or into any other Person, any merger of another Person with or into Holdings (other than a consolidation or merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any conveyance, sale or transfer of all or substantially all of the assets of Holdings

(other than a conveyance, sale or transfer of all or substantially all of the assets of Holdings that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then Outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in Section 15.01, to convert such Security only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale or transfer by a holder of the number of shares of Common Stock into which such Security might have been converted immediately prior to such consolidation, merger, conveyance, sale or transfer assuming such holder of Common Stock (i) is not (A) a Person with which Holdings consolidated or merged with or into or which merged into or with Holdings or to which such conveyance, sale or transfer was made, as the case may be (a “Constituent Person”), or (B) an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale or transfer is not the same for each share of Common Stock held immediately prior to such consolidation, merger, conveyance, sale or transfer by others than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (“Non-electing Share”), then for the purpose of this Section 15.11 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale or transfer by the holders of each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). Such supplemental indenture shall provide for adjustments that, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XV. The above provisions of this Section 15.11 shall similarly apply to successive consolidations, mergers, conveyances, sales or transfers. Notice of the execution of such a supplemental indenture shall be given by the Company to the Holder of each Security as provided in Section 1.06 promptly upon such execution.

Neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or other securities or property or cash receivable by Holders of Securities upon the conversion of their Securities after any such consolidation, merger, conveyance, transfer or sale or to any such adjustment, but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Opinion of Counsel with respect thereto, which the Company shall cause to be furnished to the Trustee upon request.

SECTION 15.12. Rights Issued in Respect of Common Stock. Rights or warrants distributed by Holdings to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Common Stock (either initially or under certain circumstances specified in the documents governing such rights or warrants), which rights or warrants, until the occurrence of such certain circumstances (“Trigger Event”):

(a) are deemed to be transferred with such shares of Common Stock,

(b) are not exercisable, and

(c) are also issued in respect of future issuances of Common Stock shall not be deemed distributed for purposes of Section 15.04(a)(2) until the occurrence of the earliest Trigger Event. In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto, that shall have resulted in an adjustment to the Conversion Rate under Section 15.04(a)(2), (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase and (2) in the case of any such rights or warrants all of which shall have expired without exercise by any holder thereof, the Conversion Price shall be readjusted as if such issuance had not occurred.

SECTION 15.13. Responsibility of Trustee for Conversion Provisions. The Trustee, subject to the provisions of Section 6.01, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee, subject to the provisions of Section 6.01, nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Security; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 6.01, nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion; and the Trustee, subject to the provisions of Section 6.01, and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

UNITED RENTALS (NORTH AMERICA), INC.

By

Name:
Title:

UNITED RENTALS, INC.

By

Name:
Title:

THE BANK OF NEW YORK, AS TRUSTEE

By

Name:
Title:

Exhibit A

[FORM OF UNRESTRICTED SECURITIES CERTIFICATE]

UNRESTRICTED SECURITIES CERTIFICATE

(For removal of Restricted Securities Legend pursuant to Section 3.05(c))

THE BANK OF NEW YORK

101 Barclay Street

Floor 8 West

New York, NY 10286

Attention: Corporate Trust Administration

RE:	1 7/8% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE OCTOBER 15, 2023, OF UNITED RENTALS (NORTH AMERICA), INC. (THE “SECURITIES”)

Reference is made to the Indenture, dated as of October 31, 2003 (the “Indenture”), from UNITED RENTALS (NORTH AMERICA), INC. (the “Company”) to THE BANK OF NEW YORK, as Trustee. Terms used herein and defined in the Indenture or in Rule 144 under the U.S. Securities Act of 1933 (the “Securities Act”) are used herein as so defined.

This certificate relates to $                     principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):

CUSIP No.

CERTIFICATE No(s).

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Securities are represented by a Global Security, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be exchanged for Securities bearing no Restricted Securities Legend pursuant to Section 3.05(c) of the Indenture. In connection with such exchange, the Owner hereby certifies that the exchange is occurring after a period of at least two years has elapsed since the date the Specified Securities were acquired from the Company or from an “affiliate” (as such term is defined in Rule 144) of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company. The Owner also acknowledges that any future transfers of the

Specified Securities must comply with all applicable securities laws of the states of the United States and other jurisdictions.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:

Name:

Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

Exhibit B

[FORM OF SURRENDER CERTIFICATE]

In connection with the certification contemplated by Section 15.02 relating to compliance with certain restrictions relating to transfers of Restricted Securities, such certification shall be provided substantially in the form of the following certificate, with only such changes thereto as shall be approved by the Company and Goldman, Sachs & Co.:

CERTIFICATE

UNITED RENTALS (NORTH AMERICA), INC.

1 7/8% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE OCTOBER 15, 2023

This is to certify that as of the date hereof with respect to $                     principal amount of the above-captioned securities surrendered on the date hereof (the “Surrendered Securities”) for registration of transfer, or for conversion or repurchase where the securities issuable upon such conversion or repurchase are to be registered in a name other than that of the undersigned Holder (each such transaction being a “transfer”), the undersigned Holder (as defined in the Indenture) certifies that the transfer of Surrendered Securities associated with such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

The transfer of the Surrendered Securities complies with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

The transfer of the Surrendered Securities complies with Rule 144 under the Securities Act; or

The transfer of the Surrendered Securities has been made to an institution that is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act in a transaction exempt from the registration requirements of the Securities Act; or

The transfer of the Surrendered Securities has been made pursuant to an exemption from registration under the Securities Act and an opinion of counsel has been delivered to the Company with respect to such transfer.

[Name of Holder]

Dated:

*To be dated the date of surrender

Exhibit C

[FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE]

GUARANTEE

                    , a                                           (the “Guarantor,” which term includes any successor under the Indenture (the “Indenture”) referred to in the Security upon which this notation is endorsed), hereby unconditionally and irrevocably guarantees on a senior subordinated basis, to each Holder and to the Trustee and its successors and assigns (a) the full and prompt payment (within applicable grace periods) of principal of, premium, if any, and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the Securities and (b) the full and prompt performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities, subject to certain limitations set forth in the Indenture (all the foregoing being hereinafter collectively called the “Guarantee Obligations”). The Guarantor further agrees that the Guarantee Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor, and that such Guarantor will remain bound under Article XIII of the Indenture notwithstanding any extension or renewal of any Guarantee Obligation. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

Subject to the terms of the Indenture, this Guarantee shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the signature of one of its authorized signatories.

This Guarantee shall be governed by the internal laws of the State of New York, without regard to conflicts of law provisions thereof.

IN WITNESS WHEREOF, Holdings has caused this Guarantee to be duly executed.

UNITED RENTALS, INC.

By

Name:
Title: